                 Residential Asset Securitization Trust 2005-A15









                                Final Term Sheet







                           [IndyMac Bank, F.S.B. LOGO]







                          $1,646,673,963 (Approximate)









                                IndyMac MBS, Inc.

                                    Depositor





                              IndyMac Bank, F.S.B.

                           Seller and Master Servicer









                                       1

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities,

when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.



         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.



         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)

WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU

INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER

DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT

THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY

VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.



         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.



         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.









                                       2

                 FREE WRITING PROSPECTUS DATED DECEMBER 29, 2005



                 Residential Asset Securitization Trust 2005-A15



            Distributions payable monthly, beginning January 25, 2006



                              --------------------



         The following classes of certificates are being offered pursuant to this free writing prospectus:





----------------------------------------------------------------------------------------------------------

                 Initial Class          Pass-Through                     Initial Class       Pass-Through

              Certificate Balance           Rate                      Certificate Balance       Rate

----------------------------------------------------------------------------------------------------------


  Class 1-A-1     $162,550,000              5.75%       Class 2-A-9     $  6,153,000              6.00%

----------------------------------------------------------------------------------------------------------

  Class 1-A-2     $ 55,730,000              5.75%       Class 2-A-10    $124,855,000           Variable

----------------------------------------------------------------------------------------------------------

  Class 1-A-3     $  2,604,000              5.75%       Class 2-A-11        Notional           Variable

----------------------------------------------------------------------------------------------------------

  Class 1-A-4     $ 34,966,600              5.75%       Class 2-A-12     $14,290,000              6.00%

----------------------------------------------------------------------------------------------------------

  Class 1-A-5     $111,947,400           Variable       Class 2-A-13     $11,322,000              6.00%

----------------------------------------------------------------------------------------------------------

  Class 1-A-6         Notional           Variable       Class 3-A-1     $170,981,200              5.75%

----------------------------------------------------------------------------------------------------------

  Class 1-A-7     $ 22,620,116              6.00%       Class 4-A-1     $209,067,600              6.00%

----------------------------------------------------------------------------------------------------------

  Class 1-A-8     $    983,484                N/A       Class 5-A-1     $225,650,000              5.75%

----------------------------------------------------------------------------------------------------------

  Class 1-A-9     $ 10,185,400              5.75%       Class 5-A-2     $ 25,602,000              5.75%

----------------------------------------------------------------------------------------------------------

  Class 2-A-1     $ 50,000,000           Variable       Class 5-A-3     $ 27,917,000              5.75%

----------------------------------------------------------------------------------------------------------

  Class 2-A-2         Notional           Variable       Class 1-A-X         Notional           Variable

----------------------------------------------------------------------------------------------------------

  Class 2-A-3     $ 34,065,000              6.00%       Class 2-A-X         Notional           Variable

----------------------------------------------------------------------------------------------------------

  Class 2-A-4     $ 44,983,000              6.00%       Class PO        $ 11,664,963                N/A

----------------------------------------------------------------------------------------------------------

  Class 2-A-5     $  1,097,000              6.00%       Class A-R       $        100              5.75%

----------------------------------------------------------------------------------------------------------

  Class 2-A-6     $    213,000              6.00%       Class B-1       $ 32,533,800           Variable

----------------------------------------------------------------------------------------------------------

  Class 2-A-7     $189,630,000              6.00%       Class B-2       $ 20,020,400           Variable

----------------------------------------------------------------------------------------------------------

  Class 2-A-8     $ 31,695,000              6.00%       Class B-3       $ 13,346,900           Variable

----------------------------------------------------------------------------------------------------------




                                     SUMMARY





Offered Certificates



Residential Asset Securitization Trust 2005-A15 will issue thirty-eight classes of certificates, thirty-four of which are being offered by this free writing prospectus and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist on the closing date of a pool of 5,981 mortgage loans with an aggregate stated principal balance of approximately $1,668,362,720 as of

December 1, 2005 and certain other property and assets described in this free writing prospectus. The mortgage loans will consist primarily of 30-year conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties.



The mortgage pool consists of five loan groups. Each loan group will consist primarily of 30-year mortgage loans. The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be as follows:





          Loan          Aggregate

          Group     Principal Balance ($)

          -----     ---------------------


            1           430,424,372

            2           536,748,269

            3           183,720,437

            4           220,656,452

            5           296,813,189




The following chart lists certain characteristics of the classes of the offered certificates.





   Class                       Type

   ---------------------------------------


   Class 1-A-1     Senior/PAC

   Class 1-A-2     Senior/PAC/Super Senior

   Class 1-A-3     Senior/PAC

   Class 1-A-4     Senior/NAS/Super Senior

   Class 1-A-5     Senior/PAC/Super

                   Senior/Floating Rate

   Class 1-A-6     Senior/Notional

                   Amount/Interest

                   Only/Inverse Floating Rate

   Class 1-A-7     Senior/Companion

   Class 1-A-8     Senior/Companion/Principal

                   Only

   Class 1-A-9     Senior/NAS/Support

   Class 2-A-1     Senior/Accretion

                   Directed/Super

                   Senior/Floating Rate

   Class 2-A-2     Senior/Notional

                   Amount/Interest

                   Only/Inverse Floating Rate

   Class 2-A-3     Senior/Accretion Directed

   Class 2-A-4     Senior/NAS/Super Senior

   Class 2-A-5     Senior/Accrual/Accretion

                   Directed

   Class 2-A-6     Senior/Accrual

   Class 2-A-7     Senior/PAC/Accretion

                   Directed

   Class 2-A-8     Senior/PAC/Accretion

                   Directed/Super Senior

   Class 2-A-9     Senior/PAC/Accrual

   Class 2-A-10    Senior/Accretion

                   Directed/PAC/Super

                   Senior/Floating Rate

   Class 2-A-11    Senior/Notional

                   Amount/Interest

                   Only/Inverse Floating Rate

   Class 2-A-12    Senior/Accrual/Companion

   Class 2-A-13    Senior/NAS/Support

   Class 3-A-1     Senior

   Class 4-A-1     Senior

   Class 5-A-1     Senior

   Class 5-A-2     Senior

   Class 5-A-3     Senior/NAS

   Class PO        Senior/Principal Only/

                   Component

   Class 1-A-X     Senior/Notional

                   Amount/Interest

                   Only/Variable Rate

   Class 2-A-X     Senior/Notional

                   Amount/Interest

                   Only/Variable Rate

   Class A-R       Senior/Residual

   Class B-1       Subordinate/Variable Rate

   Class B-2       Subordinate/Variable Rate

   Class B-3       Subordinate/Variable Rate




The classes of certificates listed below will not be offered unless they are assigned the following ratings by Moody's Investors Service, Inc. ("Moody's"),

Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and

Dominion Bond Rating Service ("DBRS"), as applicable.





                Moody's    S&P      DBRS

  Class         Rating   Rating    Rating

  ---------------------------------------


  Class 1-A-1     Aaa      AAA      AAA

  Class 1-A-2     Aaa      AAA      AAA

  Class 1-A-3     Aaa      AAA      AAA

  Class 1-A-4     Aaa      AAA      AAA

  Class 1-A-5     Aaa      AAA      AAA

  Class 1-A-6     Aaa      AAA      AAA

  Class 1-A-7     Aaa      AAA      AAA

  Class 1-A-8     Aaa      AAA      AAA




                Moody's    S&P      DBRS

  Class         Rating   Rating    Rating

  ---------------------------------------


  Class 1-A-9     Aa1      AAA      AAA

  Class 2-A-1     Aaa      AAA      AAA

  Class 2-A-2     Aaa      AAA      AAA

  Class 2-A-3     Aaa      AAA      AAA

  Class 2-A-4     Aaa      AAA      AAA

  Class 2-A-5     Aaa      AAA      AAA

  Class 2-A-6     Aaa      AAA      AAA

  Class 2-A-7     Aaa      AAA      AAA

  Class 2-A-8     Aaa      AAA      AAA

  Class 2-A-9     Aaa      AAA      AAA

  Class 2-A-10    Aaa      AAA      AAA

  Class 2-A-11    Aaa      AAA      AAA

  Class 2-A-12    Aaa      AAA      AAA

  Class 2-A-13    Aa1      AAA      AAA

  Class 3-A-1     Aaa      AAA      AAA

  Class 4-A-1     Aaa      AAA      AAA

  Class 5-A-1     Aaa      AAA      AAA

  Class 5-A-2     Aaa      AAA      AAA

  Class 5-A-3     Aaa      AAA      AAA

  Class PO        Aaa      AAA      AAA

  Class 1-A-X     Aaa      AAA      AAA

  Class 2-A-X     Aaa      AAA      AAA

  Class A-R       Aaa      AAA      AAA

  Class B-1       Aa2      AA        AA

  Class B-2       A2        A        A

  Class B-3      Baa2      BBB      BBB




A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.



Other Certificates



In addition to the offered certificates, the trust fund will issue the Class P,

Class B-4, Class B-5 and Class B-6 Certificates, which are not being offered to the public pursuant to this free writing prospectus and the prospectus. The

Class P Certificates will have an initial class certificate balance of $100 and will not be entitled to distributions in respect of interest. The Class P

Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class B-4, Class B-5 and Class B-6 Certificates will have initial class certificate balances of approximately $9,176,000, $7,507,600 and $5,005,157, respectively, and each will have a pass-through rate calculated as described in this free writing prospectus under "Description of the

Certificates--Interest." Any information contained in this free writing prospectus with respect to the Class P, Class B-4, Class B-5 and Class B-6

Certificates is provided only to permit a better understanding of the offered certificates.



Cut-off Date



December 1, 2005.



Closing Date



On or about December 29, 2005.



Depositor



IndyMac MBS, Inc. is a limited purpose finance subsidiary of IndyMac Bank,

F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its

telephone number is (800) 669-2300.



Seller and Master Servicer



IndyMac Bank, F.S.B.



Trustee



Deutsche Bank National Trust Company.



Distribution Dates



We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for January 25, 2006.



Interest Distributions



Interest will accrue at the rate specified on the cover page of this free writing prospectus or as described in this free writing prospectus on each interest-bearing class of certificates on the basis of a 360-day year divided into twelve 30-day months. The interest accrual period for the Class 1-A-5,

Class 1-A-6, Class 2-A-1, Class 2-A-2, Class 2-A-10 and Class 2-A-11

Certificates (we sometimes refer to these certificates as the "LIBOR

Certificates") will be the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs and ending on the

24th day of the month in which the distribution date occurs. The interest accrual period for each other class of interest-bearing certificates for any distribution date will be the calendar month before the distribution date.



See "Description of the Certificates--Interest" in this free writing prospectus.


The trust fund will have the benefit of three yield maintenance agreements for the benefit of each of the Class 1-A-5, Class 2-A-1 and Class 2-A-10

Certificates. Amounts paid under each yield maintenance agreement will be available as described
in this free writing prospectus to pay the applicable yield supplement amount to the related class of certificates if LIBOR exceeds 5.300%, 5.250% and 5.550%,

respectively, up to a maximum of 10.550%, 10.250% and 10.550%, respectively.



Payments under the yield maintenance agreements will be made two business days prior to each distribution date, commencing in February 2006 to and including the related yield maintenance agreement termination date.



Any amounts received on the yield maintenance agreements on the earlier of the distribution date on which the class certificate balance of the related class of certificates is reduced to zero and the related yield maintenance termination date, that remain in the yield maintenance reserve fund after making required distributions on the class of certificates will be distributed to the cap counterparty on that distribution date, as provided in the pooling and servicing agreement.



See "Description of the Certificates--Yield Supplement Amount" in this free writing prospectus.



When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of

0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the master servicer's servicing compensation the interest entitlement for each interest-bearing class of certificates will be reduced proportionately by the amount of this excess.



Principal Distributions



Principal will be distributed on each class of certificates entitled to receive principal distributions on each distribution date as described in this free writing prospectus.



The Class 1-A-6, Class 2-A-2, Class 2-A-11, Class 1-A-X and Class 2-A-X

Certificates are interest only, notional amount certificates and are not entitled to distributions of principal.



See "Description of the Certificates--Principal" in this free writing prospectus.



Optional Termination



The master servicer may purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the trust fund declines below 10% of the aggregate stated

principal balance of the mortgage loans as of the cut-off date.



See "Description of the Certificates--Optional Termination" in this free writing prospectus.



Advances



The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.



Priority of Distributions



On each distribution date amounts available from each loan group will be applied in the following order of priority:



1.   to interest on the interest-bearing classes and components of the senior certificates relating to that loan group in the manner, order and priority described in this free writing prospectus under "Description of the

     Certificates -- Interest";



2.   to principal of the classes and components of the senior certificates relating to that loan group entitled to receive payments of principal in the manner, order and priority described in this free writing prospectus under "Description of the Certificates -- Principal";



3.   to any deferred amounts payable on the Class PO Component relating to that loan group, as described in this free writing prospectus under "Description of the Certificates--Principal"; and

4.   from remaining available funds from each loan group, to interest on and then principal of each class of subordinated certificates, in order of their numerical class designations, beginning with the Class B-1

     Certificates, as described in this free writing prospectus under

     "Description of the Certificates -- Principal."



Credit Enhancement



The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.



Subordination



Each class of senior certificates will have payment priority over the subordinated certificates. Among the classes of subordinated certificates offered by this free writing prospectus, the payment priorities are in numerical order, beginning with the Class B-1 Certificates.



Allocation of Losses



Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in either loan group among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses on the mortgage loans in a loan group are allocated to the senior certificates related to that loan group. Realized losses, other than excess losses, allocable to the senior certificates will be allocated as described in this free writing prospectus under "Description of the Certificates--Allocation of Losses." Some losses, however, such as special hazard losses, bankruptcy losses, and fraud losses realized on the mortgage loans in a loan group in excess of the amounts set forth in this free writing prospectus, are, in general, allocated proportionately to each class of certificates (other than the notional amount certificates and Class P Certificates) related to the affected loan group instead of first being allocated to the subordinated certificates.



Pursuant to the pooling and servicing agreement, the Class P Certificates will not be allocated realized losses.



See "Description of the Certificates--Allocation of Losses" and "Credit

Enhancement--Subordination" in this free writing prospectus.



Cross-Collateralization



In certain limited circumstances, principal and interest collected from one of the loan groups may be used to pay principal or interest, or both, to the certificates unrelated to that loan group.



Tax Status



For federal income tax purposes, the trust fund (exclusive of the yield maintenance agreements and the yield maintenance reserve funds) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier

(if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which,

other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The Class 1-A-5, Class 2-A-1 and Class 2-A-10 Certificates

will also represent the right to receive payments pursuant to the related yield maintenance agreement. The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.



ERISA Considerations



The offered certificates (other than the Class A-R Certificates and, until they have been underwritten, the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 1-A-X,

Class 2-A-X and Class PO Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as

amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.



Legal Investment



The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984

as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                THE MORTGAGE POOL



                                  Loan Group 1







    Mortgage Rates for the Group 1 Mortgage Loans (1)

-----------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                      Number of    Aggregate     of the

                      Group 1      Principal    Group 1

  Range of Mortgage   Mortgage      Balance     Mortgage

     Rates (%)          Loans     Outstanding     Loans

--------------------- ---------- -------------- -----------


5.000 - 5.499.......       10    $  3,799,304.08     0.88%

5.500 - 5.999.......      610     166,932,028.37    38.78

6.000 - 6.499.......      775     244,923,132.46    56.90

6.500 - 6.999.......       24      11,564,502.44     2.69

7.000 - 7.499.......        6       2,452,404.39     0.57

7.500 - 7.999.......        2         753,000.00     0.17

                      ---------- ---------------   ------

    Total:              1,427    $430,424,371.74   100.00%

                      ========== ===============   ======


---------

(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average

    Mortgage Rate of the group 1 mortgage loans was approximately 5.992% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans net of the interest premium charged by the lender was approximately 5.991% per annum.





     Current Principal Balances for the Group 1 Mortgage Loans (1)

----------------------------------------------------------------------



                                                            Percent of

                                                             Aggregate

                                                             Principal

                                                              Balance

                                                            Outstanding

                                  Number of      Aggregate    of the

   Range of Current Group 1        Group 1       Principal    Group 1

    Mortgage Loan Principal       Mortgage        Balance     Mortgage

          Balances ($)             Loans        Outstanding    Loans

-----------------------------------------------------------------------


   40,000.01 -    60,000.00......        2  $    103,000.00    0.02%

   60,000.01 -    80,000.00......       14     1,031,493.85    0.24

   80,000.01 -   100,000.00......       50     4,642,510.65    1.08

  100,000.01 -   120,000.00......       95    10,475,825.34    2.43

  120,000.01 -   140,000.00......       89    11,721,867.16    2.72

  140,000.01 -   160,000.00......       93    14,065,933.94    3.27

  160,000.01 -   180,000.00......       87    14,845,214.83    3.45

  180,000.01 -   200,000.00......       90    17,166,192.38    3.99

  200,000.01 -   300,000.00......      289    72,504,060.34   16.84

  300,000.01 -   400,000.00......      301   106,449,732.94   24.73

  400,000.01 -   500,000.00......      151    68,496,945.99   15.91

  500,000.01 -   600,000.00......       80    43,708,546.95   10.15

  600,000.01 -   700,000.00......       47    30,434,062.76    7.07

  700,000.01 -   800,000.00......       16    12,013,800.09    2.79

  800,000.01 -   900,000.00......        9     7,705,856.18    1.79

  900,000.01 - 1,000,000.00......        9     8,726,209.04    2.03

1,000,000.01 - 1,500,000.00......        5     6,333,119.30    1.47

                                    ------    -------------  ------

   Total:                            1,427  $430,424,371.74  100.00%

                                    ======  ===============  ======


---------

(1) As of the Cut-off Date, the average principal balance of the group 1 mortgage loans was approximately $301,629.







  Original Loan-to-Value Ratios for the Group 1 Mortgage Loans (1)

------------------------------------------------------------------

                                               Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                     Number of    Aggregate      of the

 Range of Original    Group 1     Principal     Group 1

   Loan-To-Value     Mortgage      Balance      Mortgage

    Ratios (%)         Loans     Outstanding     Loans

-------------------- ---------- --------------- -----------


15.09 - 50.00.....       149   $ 49,169,351.81     11.42%

50.01 - 55.00.....        63     22,640,915.11      5.26

55.01 - 60.00.....        95     33,489,209.57      7.78

60.01 - 65.00.....       134     45,934,210.91     10.67

65.01 - 70.00.....       128     48,664,410.29     11.31

70.01 - 75.00.....       128     40,197,451.63      9.34

75.01 - 80.00.....       655    173,860,497.16     40.39

80.01 - 85.00.....        11      2,173,096.05      0.50

85.01 - 90.00.....        39      8,865,926.89      2.06

90.01 - 95.00.....        25      5,429,302.32      1.26

                     -------   ---------------  --------

    Total:             1,427   $430,424,371.74    100.00%

                     =======   ===============  ========


--------

(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 68.67%.





    Original Term to Stated Maturity for the Group 1

                   Mortgage Loans (1)

----------------------------------------------------------

                                               Percent of

                                               Aggregate

                                               Principal

                                                Balance

                                              Outstanding

                    Number of    Aggregate      of the

Range of Original   Group 1      Principal     Group 1

 Terms to Stated    Mortgage      Balance      Mortgage

Maturity (Months)     Loans     Outstanding      Loans

------------------- ---------- --------------- -----------


181 - 240.........        4   $  2,021,134.02     0.47%

301 - 360.........    1,423    428,403,237.72    99.53

                     ------   ---------------   ------

    Total:            1,427   $430,424,371.74   100.00%

                     ======   ===============   =======


-------

(1) As of the Cut-off Date, the weighted average original term to stated

    maturity of the group 1 mortgage loans was approximately 359 months.







    Remaining Term to Stated Maturity for the Group 1

                    Mortgage Loans (1)

-----------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                      Number of   Aggregate       of the

 Range of Remaining   Group 1     Principal       Group 1

  Terms to Stated     Mortgage      Balance      Mortgage

 Maturity (months)      Loans     Outstanding      Loans

--------------------- ---------- -------------- -----------


181 - 240.........          4    $  2,021,134.02    0.47%

301 - 360.........      1,423     428,403,237.72   99.53

                       ------    ---------------  ------

    Total:              1,427    $430,424,371.74  100.00%

                       ======    ===============  ======


-------

(1) As of the Cut-off Date, the weighted average remaining term to stated

    maturity of the group 1 mortgage loans was approximately 357 months.



  Prepayment Charge Terms of the Group 1 Mortgage Loans

-------------------------------------------------------------

                                                  Percent of

                                                  Aggregate

                                                  Principal

                                                   Balance

                                                 Outstanding

                      Number of    Aggregate       of the

                       Group 1     Principal       Group 1

 Prepayment Charge    Mortgage      Balance        Mortgage

   Term (months)       Loans      Outstanding       Loans

-------------------   ---------  --------------- ------------


None..............      1,219    $349,456,449.22    81.19%

12................         19       8,639,810.04     2.01

24................          3       1,599,004.12     0.37

36................        177      67,348,916.92    15.65

60................          9       3,380,191.44     0.79

                        -----    ---------------   ------

    Total:              1,427    $430,424,371.74   100.00%

                        =====    ===============   ======








Geographic Distribution of the Mortgaged Properties for the

                  Group 1 Mortgage Loans

------------------------------------------------------------

                                                     Percent of

                                                     Aggregate

                                                     Principal

                                                     Balance

                                                    Outstanding

                        Number of    Aggregate        of the

                         Group 1     Principal        Group 1

                        Mortgage      Balance         Mortgage

 Geographic Area          Loans     Outstanding       Loans

----------------------- ---------- ----------------- -----------


Alabama...............        8  $  1,750,896.55        0.41%

Alaska................        1       214,015.50        0.05

Arizona...............       46    10,156,814.86        2.36

Arkansas..............        4       603,555.01        0.14

California............      493   205,853,318.33       47.83

Colorado..............       39     8,281,659.44        1.92

Connecticut...........        9     3,338,256.98        0.78

Delaware..............        4     1,152,871.56        0.27

District of Columbia..        7     2,753,525.55        0.64

Florida...............       80    18,611,763.86        4.32

Georgia...............       43     8,796,710.49        2.04

Hawaii................        8     2,137,455.23        0.50

Idaho.................        5       819,249.71        0.19

Illinois..............       25     6,753,048.03        1.57

Indiana...............       10     1,394,661.37        0.32

Iowa..................        9       990,977.51        0.23

Kansas................        4       577,365.00        0.13

Kentucky..............        2       651,360.96        0.15

Louisiana.............        2       447,100.00        0.10

Maine.................        4       782,721.53        0.18

Maryland..............       33     9,073,096.81        2.11

Massachusetts.........       25     7,072,882.68        1.64

Michigan..............      137    23,516,149.13        5.46

Minnesota.............       22     4,747,700.82        1.10

Mississippi...........        3       377,319.39        0.09

Missouri..............        7       925,550.69        0.22

Montana...............        4       836,798.43        0.19

Nebraska..............        1        94,849.76        0.02

Nevada................       30     8,824,454.57        2.05

New Hampshire.........        6     1,973,693.64        0.46

New Jersey............       38    12,144,963.27        2.82

New Mexico............        7     1,479,432.65        0.34

New York..............       69    25,899,624.67        6.02

North Carolina........       17     4,432,509.56        1.03

Ohio..................       11     1,871,618.63        0.43

Oklahoma..............        3       388,411.67        0.09

Oregon................       16     4,322,008.63        1.00

Pennsylvania..........       25     4,788,565.60        1.11

Rhode Island..........        1       228,000.00        0.05

South Carolina........        9     2,023,441.35        0.47

Tennessee.............        9     1,472,243.44        0.34

Texas.................       26     6,526,457.80        1.52

Utah..................       11     2,091,577.62        0.49

Vermont...............        5       848,510.14        0.20

Virginia..............       46    13,024,566.77        3.03

Washington............       49    11,483,816.84        2.67

West Virginia.........        1       173,525.00        0.04

Wisconsin.............       13     3,715,274.71        0.86

    Total:               ------  ---------------      ------

                          1,427  $430,424,371.74      100.00%

                         ======  ===============      ======










 Mortgagors' FICO Credit Scores for the Group 1 Mortgage Loans (1)

------------------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                      Number of   Aggregate      of the

                      Group 1     Principal     Group 1

   Range of FICO      Mortgage     Balance      Mortgage

   Credit Scores        Loans    Outstanding     Loans

--------------------- --------- -------------- -----------


Not available.....          1  $    249,850.00     0.06%

620 - 639.........         66    15,841,437.36     3.68

640 - 659.........         82    22,282,164.39     5.18

660 - 679.........        188    58,618,554.22    13.62

680 - 699.........        208    58,245,159.51    13.53

700 - 719.........        204    58,210,008.86    13.52

720 - 739.........        187    59,270,353.30    13.77

740 - 759.........        172    52,262,507.29    12.14

760 - 779.........        165    51,956,225.86    12.07

780 - 799.........        119    41,043,007.93     9.54

800 - 844.........         35    12,445,103.02     2.89

                        -----  ---------------   ------

    Total:              1,427  $430,424,371.74   100.00%

                        =====  ===============   ======




------

(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group

    1 mortgage loans (not including the Mortgage Loans for which the FICO Credit

    Score is not available) was approximately 720.





  Types of Mortgaged Properties for the Group 1 Mortgage Loans

--------------------------------------------------------------

                                                   Percent of

                                                   Aggregate

                                                   Principal

                                                    Balance

                                                  Outstanding

                         Number of    Aggregate     of the

                          Group 1     Principal    Group 1

                          Mortgage     Balance     Mortgage

   Property Type           Loans     Outstanding     Loans

-----------------------   --------  ------------- -----------


Single Family Residence..  1,027   $316,396,900.04    73.51%



Planned Unit

  Development (PUD)......    220     63,880,628.02    14.84

Two Family Residence.....     45     15,893,721.64     3.69

Three Family Residence...      9      2,896,016.29     0.67

Four Family Residence....      4      1,669,299.54     0.39

Condominium..............    101     25,377,105.91      5.9

Townhouse................     21      4,310,700.30     1.00

                           -----   ---------------   ------

    Total:                 1,427   $430,424,371.74   100.00%

                           =====   ===============   ======








          Purpose of the Group 1 Mortgage Loans

-----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                       Number of    Aggregate      of the

                        Group 1     Principal     Group 1

                       Mortgage     Balance       Mortgage

     Loan Purpose        Loans     Outstanding     Loans

---------------------- --------- --------------- -----------


Purchase...............    396   $113,601,256.51    26.39%

Refinance (Cash Out)...    577    181,172,478.82    42.09

Refinance (Rate/Term)..    454    135,650,636.41    31.52

                         -----   ---------------   ------

    Total:               1,427   $430,424,371.74   100.00%

                         =====   ===============   ======




    Occupancy Types for the Group 1 Mortgage Loans (1)

-----------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                     Number of    Aggregate      of the

                     Group 1      Principal      Group 1

                     Mortgage      Balance       Mortgage

  Occupancy Type      Loans     Outstanding       Loans

-------------------- ---------- --------------- -----------


Primary...........     1,298    $396,565,849.27    92.13%

Investment........       100      25,439,660.66     5.91

Second Home.......        29       8,418,861.81     1.96

                       -----    ---------------   ------

    Total:             1,427    $430,424,371.74   100.00%

                       =====    ===============   ======




-------

(1) Based upon representations of the related mortgagors at the time of origination.







   Documentation Programs of the Group 1 Mortgage Loans

-----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                      Number of    Aggregate      of the

                       Group 1     Principal      Group 1

                       Mortgage     Balance      Mortgage

  Type of Program      Loans      Outstanding      Loans

--------------------- --------- --------------- -----------


Full/Alternate......      707   $185,335,984.13     43.06%

Stated Income.......      431    156,278,420.66     36.31

No Doc..............      118     35,661,508.49      8.29

No Income/No Asset..       95     26,966,726.27      6.27

No Ratio............       71     24,454,701.21      5.68

FastForward.........        4      1,630,128.81      0.38

Limited.............        1         96,902.17      0.02

                        -----   ---------------    ------

    Total:              1,427   $430,424,371.74    100.00%

                        =====   ===============    ======








        Loan Age of the Group 1 Mortgage Loans (1)

-----------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                     Number of     Aggregate      of the

                     Group 1       Principal     Group 1

 Range of Loan Ages   Mortgage      Balance      Mortgage

     (months)          Loans      Outstanding     Loans

-------------------- ---------- --------------- -----------


 0................       142   $ 62,975,560.14     14.63%

 1 -  5...........     1,254    358,058,091.97     83.19

 6 - 10...........        12      2,317,239.86      0.54

11 - 15...........         5      1,812,274.27      0.42

16 - 20...........         3      1,217,914.08      0.28

21 - 25...........         1        388,375.00      0.09

26 - 30...........         2        759,563.25      0.18

31 - 35...........         3      1,070,876.53      0.25

36 - 40...........         5      1,824,476.64      0.42

                       -----   ---------------    ------

    Total:             1,427   $430,424,371.74    100.00%

                       =====   ===============    ======


-------

(1) As of the Cut-off Date, the weighted average loan age of the group 1 mortgage loans was approximately two months.

                                  Loan Group 2





    Mortgage Rates for the Group 2 Mortgage Loans (1)

-----------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                      Number of   Aggregate      of the

                      Group 2     Principal     Group 2

 Range of Mortgage   Mortgage      Balance      Mortgage

     Rates (%)          Loans     Outstanding     Loans

--------------------- ---------- -------------- -----------


5.500 - 5.999.....         13   $  3,329,355.39     0.62%

6.000 - 6.499.....        686    218,505,648.84    40.71

6.500 - 6.999.....        850    246,372,212.30    45.90

7.000 - 7.499.....        173     42,596,684.49     7.94

7.500 - 7.999.....         77     17,089,694.45     3.18

8.000 - 8.499.....         13      3,660,339.85     0.68

8.500 - 8.999.....          6      2,451,689.20     0.46

9.000 - 9.499.....          5      1,535,838.00     0.29

9.500 - 9.999.....          2      1,206,806.92     0.22

                      --------- --------------- -----------

    Total: .......      1,825   $536,748,269.44   100.00%

                      ========= =============== ===========




----------

(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average

    Mortgage Rate of the group 2 mortgage loans was approximately 6.610% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans net of the interest premium charged by the lender was approximately 6.610% per annum.





Current Principal Balances for the Group 2 Mortgage Loans(1)

-------------------------------------------------------------

                                                  Percent of

                                                   Aggregate

                                                    Principal

                                                    Balance

                                                   Outstanding

                          Number of    Aggregate     of the

 Range of Current Group 1  Group 2     Principal    Group 2

 Mortgage Loan Principal  Mortgage      Balance     Mortgage

      Balances ($)         Loans      Outstanding     Loans

------------------------- -------- --------------- ----------


20,000.01 -   40,000.00...     2   $     78,200.00     0.01%

40,000.01 -   60,000.00...    19      1,031,087.66     0.19

60,000.01 -   80,000.00...    51      3,626,736.37     0.68

80,000.01 -  100,000.00...    87      8,008,920.29     1.49

100,000.01 - 120,000.00...   129     14,230,280.51     2.65

120,000.01 - 140,000.00...   133     17,341,456.48     3.23

140,000.01 - 160,000.00...   127     19,188,460.96     3.57

160,000.01 - 180,000.00...   105     18,004,293.27     3.35

180,000.01 - 200,000.00...   103     19,685,665.20     3.67

200,000.01 - 300,000.00...   392     96,879,535.97    18.05

300,000.01 - 400,000.00...   209     72,223,514.07    13.46

400,000.01 - 500,000.00...   203     92,415,591.37    17.22

500,000.01 - 600,000.00...   131     72,038,320.95    13.42

600,000.01 - 700,000.00...    74     47,899,203.67     8.92

700,000.01 - 800,000.00...    20     14,981,754.23     2.79

800,000.01 - 900,000.00...    21     17,853,407.63     3.33

900,000.01 -1,000,000.00..    15     14,891,511.47     2.77

Greater than or equal to

1,000,000.01..............     4      6,370,329.34     1.19

                         --------- --------------- ----------

    Total:                 1,825   $536,748,269.44   100.00%

                         ========= =============== ==========




----------

(1) As of the Cut-off Date, the average principal balance of the group 2 mortgage loans was approximately $294,109.





Original Loan-to-Value Ratios for the Group 2 Mortgage Loans (1)

----------------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                     Number of    Aggregate      of the

 Range of Original    Group 2     Principal      Group 2

   Loan-To-Value     Mortgage      Balance      Mortgage

    Ratios (%)         Loans     Outstanding      Loans

-------------------- ---------- --------------- -----------


11.08 -  50.00....       117   $ 33,468,466.70      6.24%

50.01 -  55.00....        60     20,147,651.72      3.75

55.01 -  60.00....        79     27,442,994.52      5.11

60.01 -  65.00....       142     47,997,734.86      8.94

65.01 -  70.00....       173     62,436,734.68     11.63

70.01 -  75.00....       192     73,011,037.16     13.60

75.01 -  80.00....       853    235,524,085.22     43.88

80.01 -  85.00....        24      4,410,054.20      0.82

85.01 -  90.00....        96     17,894,809.92      3.33

90.01 -  95.00....        88     14,295,151.41      2.66

95.01 - 100.00....         1        119,549.05      0.02

                     --------- --------------- ------------

    Total:             1,825   $536,748,269.44    100.00%

                     ========= =============== ============




----------

(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 72.34%.





Original Term to Stated Maturity for the Group 2 Mortgage Loans (1)

-------------------------------------------------------------------

                                               Percent of

                                               Aggregate

                                               Principal

                                                Balance

                                              Outstanding

                    Number of    Aggregate      of the

Range of Original    Group 2     Principal     Group 2

 Terms to Stated    Mortgage      Balance      Mortgage

Maturity (Months)     Loans     Outstanding      Loans

------------------- ---------- --------------- -----------


181 - 240.........        1    $    862,500.00      0.16%

301 - 360.........    1,824     535,885,769.44     99.84

                    ---------- --------------- -----------

    Total:            1,825    $536,748,269.44    100.00%

                    ========== =============== ===========




----------

(1) As of the Cut-off Date, the weighted average original term to stated

    maturity of the group 2 mortgage loans was approximately 360 months.





Remaining Term to Stated Maturity for the Group 2 Mortgage Loans (1)

--------------------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                      Number of    Aggregate     of the

 Range of Remaining   Group 2      Principal     Group 2

  Terms to Stated     Mortgage      Balance      Mortgage

 Maturity (months)      Loans     Outstanding     Loans

--------------------- ---------- -------------- -----------


181 - 240.........          1    $    862,500.00     0.16%

301 - 360.........      1,824     535,885,769.44    99.84

                      ---------- --------------- ----------

    Total:              1,825    $536,748,269.44   100.00%

                      ========== =============== ==========




----------

(1) As of the Cut-off Date, the weighted average remaining term to stated

    maturity of the group 2 mortgage loans was approximately 358 months.





                                       12



  Prepayment Charge Terms of the Group 2 Mortgage Loans

-----------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                                Outstanding

                      Number of     Aggregate    of the

                      Group 2       Principal    Group 2

 Prepayment Charge    Mortgage      Balance      Mortgage

   Term (months)        Loans     Outstanding     Loans

-------------------------------- --------------- ---------


None..............      1,411    $390,889,251.99   72.83%

12................         51      22,105,682.74    4.12

24................          5       1,517,531.36    0.28

36................        356     121,490,386.96   22.63

60................          2         745,416.39    0.14

                      ---------- --------------- ----------

    Total:              1,825    $536,748,269.44  100.00%

                      ========== =============== ==========






Geographic Distribution of the Mortgaged Properties for the

                  Group 2 Mortgage Loans

------------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                    Number of     Aggregate       of the

                    Group 2       Principal      Group 2

                    Mortgage       Balance       Mortgage

 Geographic Area      Loans      Outstanding       Loans

------------------- --------- ------------------ -----------


Alabama...........       13   $  2,268,645.35        0.42%

Alaska.................   3        804,700.00        0.15

Arizona................  62     14,126,384.48        2.63

Arkansas...............   2        214,232.28        0.04

California............. 463    189,117,478.17       35.23

Colorado...............  38      6,267,997.90        1.17

Connecticut............  10      3,598,370.02        0.67

District of Columbia...   9      2,558,817.34        0.48

Florida................ 178     44,649,421.53        8.32

Georgia................  75     11,600,841.33        2.16

Hawaii.................  17      8,859,534.89        1.65

Idaho..................   7      1,317,488.82        0.25

Illinois...............  49     11,147,740.65        2.08

Indiana................   6      1,328,946.57        0.25

Iowa...................   4        507,000.00        0.09

Kansas.................   7      1,133,700.00        0.21

Kentucky...............   5      1,073,482.90        0.20

Louisiana..............   1        549,416.39        0.10

Maine..................   8      1,277,556.91        0.24

Maryland...............  43     11,677,589.41        2.18

Massachusetts..........  42     15,224,317.79        2.84

Michigan............... 147     24,114,104.25        4.49

Minnesota..............  24      4,701,314.64        0.88

Mississippi............   3        348,322.76        0.06

Missouri...............   8      2,104,450.10        0.39

Montana................   1         96,800.00        0.02

Nebraska...............   2        405,946.67        0.08

Nevada.................  44     12,969,156.77        2.42

New Hampshire..........   9      2,104,962.63        0.39

New Jersey.............  60     20,183,092.64        3.76

New Mexico.............  13      2,586,346.88        0.48

New York............... 150     69,349,659.52       12.92

North Carolina.........  27      4,822,692.75        0.90

Ohio...................  29      3,649,632.99        0.68

Oklahoma...............   4        435,450.00        0.08

Oregon.................  15      3,357,629.78        0.63

Pennsylvania...........  27      4,456,603.64        0.83

Rhode Island...........   8      1,984,038.12        0.37

South Carolina.........  20      3,591,345.84        0.67

South Dakota...........   1         82,200.00        0.02

Tennessee..............  16      2,912,270.41        0.54

Texas..................  47     11,384,421.81        2.12

Utah...................  14      2,162,631.92        0.40

Vermont................   2        463,200.00        0.09

Virginia...............  75     21,636,257.80        4.03

Washington.............  21      5,149,404.48        0.96

West Virginia..........   4        727,227.76        0.14

Wisconsin..............   8      1,207,767.55        0.23

Wyoming................   4        457,675.00        0.09

                   ---------- ---------------    -----------

   Total:             1,825   $536,748,269.44      100.00%

                   ========== ===============    ===========












 Mortgagors' FICO Credit Scores for the Group 2 Mortgage Loans(1)

-----------------------------------------------------------------

                                               Percent of

                                               Aggregate

                                               Principal

                                                Balance

                                               Outstanding

                     Number of     Aggregate     of the

                     Group 2       Principal    Group 2

   Range of FICO      Mortgage      Balance     Mortgage

   Credit Scores       Loans      Outstanding    Loans

-------------------- ---------- -------------- -----------


620 - 639.........       201    $ 51,888,248.23     9.67%

640 - 659.........       248      72,357,682.90    13.48

660 - 679.........       240      69,955,724.48    13.03

680 - 699.........       269      83,358,389.68    15.53

700 - 719.........       223      64,426,427.05    12.00

720 - 739.........       200      57,365,085.12    10.69

740 - 759.........       170      48,521,530.77     9.04

760 - 779.........       138      44,397,842.02     8.27

780 - 799.........        87      29,808,722.09     5.55

800 - 822.........        49      14,668,617.10     2.73

                     ---------- ---------------  ---------

    Total:             1,825    $536,748,269.44   100.00%

                     ========== ===============  =========




----------

(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group

    2 mortgage loans (not including the Mortgage Loans for which the FICO Credit

    Score is not available) was approximately 703.





Types of Mortgaged Properties for the Group 2 Mortgage Loans

-------------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                              Outstanding

                      Number of    Aggregate     of the

                      Group 2     Principal     Group 2

                      Mortgage     Balance     Mortgage

   Property Type       Loans     Outstanding     Loans

--------------------- ---------- -------------- -----------


Single Family           1,177    $340,781,625.76    63.49%

Residence.........

Planned Unit

Development (PUD).        301      89,000,544.27    16.58

Condominium.......        167      37,711,586.04     7.03

Two Family Residence       95      34,438,845.10     6.42

Three Family

Residence.........         39      17,993,700.92     3.35

Four Family

Residence.........         18       8,613,288.39     1.60

Townhouse.........         26       6,710,447.71     1.25

Cooperative.......          2       1,498,231.25     0.28

                      ---------  --------------- ---------

    Total:              1,825    $536,748,269.44   100.00%

                       ========  =============== =========






          Purpose of the Group 2 Mortgage Loans

-----------------------------------------------------------

                                                Percent of

                                                 Aggregate

                                                 Principal

                                                 Balance

                                                Outstanding

                      Number of     Aggregate     of the

                      Group 2      Principal     Group 2

                      Mortgage      Balance      Mortgage

    Loan Purpose       Loans      Outstanding     Loans

--------------------- ---------- -------------- -----------


Purchase..........        655    $184,679,013.14    34.41%

Refinance (Cash Out)      878     272,810,689.85    50.83

Refinance

(Rate/Term).......        292      79,258,566.45    14.77

                      ---------- --------------- ----------

    Total:              1,825    $536,748,269.44   100.00%

                      ========== =============== ==========




    Occupancy Types for the Group 2 Mortgage Loans (1)

-----------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                     Number of    Aggregate      of the

                      Group 2     Principal     Group 2

                     Mortgage      Balance      Mortgage

  Occupancy Type       Loans     Outstanding      Loans

-------------------- ---------- --------------- -----------


Primary...........     1,467    $449,262,448.05     83.70%

Investment........       280      66,826,567.78     12.45

Second Home.......        78      20,659,253.61      3.85

                     ---------- --------------- -----------

    Total:             1,825    $536,748,269.44    100.00%

                     ========== =============== ===========




----------

(1) Based upon representations of the related mortgagors at the time of origination.





   Documentation Programs of the Group 2 Mortgage Loans

-----------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                  Balance

                                                Outstanding

                     Number of    Aggregate       of the

                     Group 2      Principal      Group 2

                     Mortgage      Balance       Mortgage

  Type of Program     Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


Full/Alternate....       542    $133,297,657.15     24.83%

Stated Income.....       700     232,762,067.38     43.37

No Doc............       238      70,364,387.07     13.11

No Ratio..........       158      55,986,783.00     10.43

No Income/No Asset       177      41,708,044.57      7.77

FastForward.......         8       1,929,287.88      0.36

Limited...........         2         700,042.39      0.13

                     ---------- --------------- -----------

    Total:             1,825    $536,748,269.44    100.00%

                     ========== =============== ===========






        Loan Age of the Group 2 Mortgage Loans (1)

-----------------------------------------------------------

                                                Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                     Number of    Aggregate      of the

                      Group 2     Principal      Group 2

Range of Loan Ages   Mortgage      Balance      Mortgage

     (months)          Loans     Outstanding      Loans

-------------------- ---------- --------------- -----------


 0................       543    $203,888,453.40     37.99%

 1 -  5...........     1,227     314,281,075.72     58.55

 6 - 10...........        29       5,551,892.16      1.03

11 - 15...........         4       2,107,479.17      0.39

16 - 20...........         4       1,955,420.75      0.36

21 - 25...........         2       1,011,673.03      0.19

26 - 30...........         3       1,412,790.05      0.26

31 - 35...........         9       4,494,262.73      0.84

36 - 40...........         4       2,045,222.43      0.38

                     ---------- --------------- -----------

    Total:             1,825    $536,748,269.44    100.00%

                     ========== =============== ===========




----------

(2)  As of the Cut-off Date, the weighted average loan age of the group 2 mortgage loans was approximately two months.

                                  Loan Group 3





    Mortgage Rates for the Group 3 Mortgage Loans (1)

-----------------------------------------------------------

                                                 Percent

                                                    of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                      Number of    Aggregate       of the

                       Group 3     Principal      Group 3

Range of Mortgage     Mortgage      Balance       Mortgage

     Rates (%)          Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


5.000 - 5.499.....         12   $ 2,638,642.54      1.44%

5.500 - 5.999.....        358    79,479,015.40     43.26

6.000 - 6.499.....        435    93,502,156.32     50.89

6.500 - 6.999.....         18     3,880,258.40      2.11

7.000 - 7.499.....         25     2,529,069.30      1.38

7.500 - 7.999.....         12     1,264,120.13      0.69

8.000 - 8.499.....          5       427,174.93      0.23

                      --------- --------------- -----------

    Total:                865   $183,720,437.02   100.00%

                      ========= =============== ===========


----------

(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average

    Mortgage Rate of the group 3 mortgage loans was approximately 6.005% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 3 mortgage loans net of the interest premium charged by the lender was approximately 5.963% per annum.





Current Principal Balances for the Group 3 Mortgage Loans (1)

-------------------------------------------------------------

                                                 Percent

                                                    of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

   Range of Current   Number of    Aggregate       of the

   Group 3 Mortgage    Group 3     Principal      Group 3

    Loan Principal     Mortgage      Balance       Mortgage

     Balances ($)       Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


 40,000.01 -  60,000.00      14    $   751,614.64     0.41%

 60,000.01 -  80,000.00      28      1,986,073.77     1.08

 80,000.01 - 100,000.00      45      4,136,926.93     2.25

100,000.01 - 120,000.00      57      6,345,350.06     3.45

120,000.01 - 140,000.00      65      8,493,165.17     4.62

140,000.01 - 160,000.00      75     11,327,745.40     6.17

160,000.01 - 180,000.00      67     11,405,971.26     6.21

180,000.01 - 200,000.00      75     14,360,641.65     7.82

200,000.01 - 300,000.00     287     71,186,403.40    38.75

300,000.01 - 400,000.00     131     43,764,756.40    23.82

400,000.01 - 500,000.00      14      6,095,923.22     3.32

500,000.01 - 600,000.00       6      3,215,865.12     1.75

600,000.01 - 700,000.00       1        650,000.00     0.35

                         ------------------------------------

    Total:                  865    $183,720,437.02  100.00%

                         ========  ===============  =========


----------

(1)  As of the Cut-off Date, the average principal balance of the group 3 mortgage loans was approximately $212,394.







  Original Loan-to-Value Ratios for the Group 3 Mortgage

                        Loans (1)

-----------------------------------------------------------

                                                 Percent

                                                    of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                      Number of    Aggregate       of the

  Range of Original    Group 3     Principal      Group 3

    Loan-To-Value     Mortgage      Balance       Mortgage

     Ratios (%)         Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


17.21 -  50.00...        143    $26,527,169.60     14.44%

50.01 -  55.00...         57     12,992,933.37      7.07

55.01 -  60.00...         85     19,313,944.07     10.51

60.01 -  65.00...         96     24,152,429.59     13.15

65.01 -  70.00...         82     19,047,548.94     10.37

70.01 -  75.00...         60     14,928,607.92      8.13

75.01 -  80.00...        257     53,195,617.90     28.95

80.01 -  85.00...          9      1,708,236.66      0.93

85.01 -  90.00...         33      6,177,603.22      3.36

90.01 -  95.00...         18      3,052,230.52      1.66

95.01 - 100.00...         25      2,624,115.23      1.43

                     ---------- --------------- -----------

    Total:               865    $183,720,437.02   100.00%

                     ========== =============== ===========






----------

(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 3 mortgage loans was approximately 66.88%.









    Original Term to Stated Maturity for the Group 3

                   Mortgage Loans (1)

----------------------------------------------------------

                                                 Percent

                                                    of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                      Number of    Aggregate       of the

  Range or Original    Group 3     Principal      Group 3

   Terms to Stated    Mortgage      Balance       Mortgage

  Maturity (Months)    Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


181 - 240.........       13    $ 2,662,028.55      1.45%

241 - 300.........        1         56,662.47      0.03

301 - 360.........      851    181,001,746.00     98.52

                    ---------- --------------- -----------

    Total:              865    $183,720,437.02   100.00%

                    ========== =============== ===========






----------

(1) As of the Cut-off Date, the weighted average original term to stated

    maturity of the group 3 mortgage loans was approximately 358 months.







    Remaining Term to Stated Maturity for the Group 3

                    Mortgage Loans (1)

-----------------------------------------------------------

                                                 Percent

                                                    of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                      Number of    Aggregate       of the

 Range or Remaining    Group 3     Principal      Group 3

   Terms to Stated    Mortgage      Balance       Mortgage

  Maturity (Months)    Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


181 - 240.........         13    $ 2,662,028.55     1.45%

241 - 300.........          1         56,662.47     0.03

301 - 360.........        851    181,001,746.00    98.52

                      ---------- --------------- ----------

    Total:                865    $183,720,437.02  100.00%

                      ========== =============== ==========






----------

(1) As of the Cut-off Date, the weighted average remaining term to stated

    maturity of the group 3 mortgage loans was approximately 356 months.



  Prepayment Charge Terms of the Group 3 Mortgage Loans

----------------------------------------------------------

                                                 Percent

                                                    of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                      Number of    Aggregate       of the

                       Group 3     Principal      Group 3

  Pepayment Charge    Mortgage      Balance       Mortgage

    Term (Months)      Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


None..............         43    $ 8,502,333.11     4.63%

12................         83     19,126,049.19    10.41

24................          8      1,547,331.29     0.84

36................        722    152,781,171.70    83.16

60................          9      1,763,551.73     0.96

                      ---------- --------------- ----------

    Total:                865    $183,720,437.02  100.00%

                      ========== =============== ==========










Geographic Distribution of the Mortgaged Properties for the

                  Group 3 Mortgage Loans

------------------------------------------------------------

                                                 Percent

                                                    of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                      Number of    Aggregate       of the

                       Group 3     Principal      Group 3

                      Mortgage      Balance       Mortgage

  Georgraphic Area     Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


Alaska............        2   $   680,575.21        0.37%

Arizona...........       21     3,915,259.68        2.13

Arkansas..........        2       152,248.29        0.08

California........      283    68,897,247.08       37.50

Colorado..........       18     3,788,643.08        2.06

Connecticut.......       13     2,687,017.99        1.46

Delaware..........        4       634,531.71        0.35

Florida...........       96    18,928,101.47       10.30

Georgia...........       18     3,041,974.63        1.66

Hawaii............       10     3,432,492.05        1.87

Idaho.............        9     1,466,292.71        0.80

Illinois..........        6     1,416,133.32        0.77

Indiana...........        6     1,013,126.63        0.55

Kansas............        1        94,315.83        0.05

Kentucky..........        3       278,040.32        0.15

Louisiana.........        1       115,337.66        0.06

Maryland..........       12     2,431,847.79        1.32

Massachusetts.....       35     7,701,312.06        4.19

Michigan..........        9     1,533,730.55        0.83

Minnesota.........        4       851,618.81        0.46

Mississippi.......        1       106,000.00        0.06

Montana...........        5       883,630.97        0.48

Nevada............       30     6,789,974.24        3.70

New Hampshire.....       11     2,080,164.24        1.13

New Jersey........       12     3,029,863.15        1.65

New Mexico........        2       330,204.20        0.18

New York..........       53    14,127,279.24        7.69

North Carolina....        4     1,096,517.43        0.60

North Dakota......        1        99,685.29        0.05

Ohio..............       12     1,776,749.85        0.97

Oklahoma..........       12     1,001,200.15        0.54

Oregon............       27     5,207,167.51        2.83

Pennsylvania......       14     1,905,628.40        1.04

Rhode Island......        2       434,454.07        0.24

South Carolina....        4       676,232.52        0.37

Tennessee.........       11     1,258,985.35        0.69

Texas.............       54     8,183,358.16        4.45

Utah..............       10     1,766,685.69        0.96

Virginia..........        8     1,501,927.91        0.82

Washington........       34     7,653,491.60        4.17

Wisconsin.........        3       420,437.60        0.23

Wyoming...........        2       330,952.58        0.18

                   -----------------------------------------

    Total:              865   $183,720,437.02     100.00%

                   ========== ================= ============










 Mortgagors' FICO Credit Scores for the Group 3 Mortgage

                        Loans (1)

----------------------------------------------------------

                                                 Percent

                                                    of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                      Number of    Aggregate       of the

                       Group 3     Principal      Group 3

    Range of FICO     Mortgage      Balance       Mortgage

    Credit Scores      Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


Not available.....          1   $   100,000.00     0.05%

620 - 639.........         49    10,109,481.97     5.50

640 - 659.........        115    21,002,733.35    11.43

660 - 679.........        107    22,645,517.07    12.33

680 - 699.........        123    27,455,941.73    14.94

700 - 719.........        128    29,889,165.34    16.27

720 - 739.........         88    17,166,984.44     9.34

740 - 759.........         89    20,600,754.31    11.21

760 - 779.........         81    17,270,527.96     9.40

780 - 799.........         61    13,136,104.63     7.15

800 - 817.........         23     4,343,226.22     2.36

                      --------- ---------------  ---------

    Total:                865   $183,720,437.02  100.00%

                      ========= ===============  =========






----------

(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group

    3 mortgage loans (not including the Mortgage Loans for which the FICO Credit

    Score is not available) was approximately 710.







  Types of Mortgaged Properties for the Group 3 Mortgage Loans

--------------------------------------------------------------

                                                     Percent

                                                        of

                                                     Aggregate

                                                     Principal

                                                      Balance

                                                    Outstanding

                          Number of    Aggregate       of the

                           Group 3     Principal      Group 3

                          Mortgage      Balance       Mortgage

   Property Type           Loans      Outstanding      Loans

------------------------ --------- --------------- -----------


Single Family Residence...     593  $123,428,803.30   67.18%

Planned Unit

  Development (PUD).......     101   19,776,395.46    10.76

Two Family Residence......      66   16,841,338.13     9.17

Three Family Residence....      17    4,829,291.24     2.63

Four Family Residence.....      20    6,503,059.29     3.54

Condominium...............      58   10,368,083.02     5.64

Cooperative...............       6    1,006,916.00     0.55

Townhouse.................       4      966,550.58     0.53

                           -------- ---------------  ---------

    Total:                     865  $183,720,437.02  100.00%

                           ======== ===============  =========










          Purpose of the Group 3 Mortgage Loans

-----------------------------------------------------------

                                                 Percent

                                                    of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                      Number of    Aggregate       of the

                       Group 3     Principal      Group 3

                      Mortgage      Balance       Mortgage

    Loan Purpose       Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


Purchase...............    238    $ 46,749,523.03     25.45%

Refinance (Cash Out)...    468      99,819,603.96     54.33

Refinance (Rate/Term)..    159      37,151,310.03     20.22

                        --------- --------------- -----------

    Total:                 865    $183,720,437.02    100.00%

                        ========= =============== ===========




    Occupancy Types for the Group 3 Mortgage Loans (1)

-----------------------------------------------------------

                                                 Percent

                                                    of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                      Number of    Aggregate       of the

                       Group 3     Principal      Group 3

                      Mortgage      Balance       Mortgage

   Occupancy Type      Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


Primary...........       731    $155,905,522.68    84.86%

Investment........       102      21,649,513.74    11.78

Second Home.......        32       6,165,400.60     3.36

                     ---------- --------------- -----------

    Total:               865    $183,720,437.02   100.00%

                     ========== =============== ===========






----------

(1)  Based upon representations of the related mortgagors at the time of origination.









   Documentation Programs of the Group 3 Mortgage Loans

-----------------------------------------------------------

                                                 Percent

                                                    of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                      Number of    Aggregate       of the

                       Group 3     Principal      Group 3

                      Mortgage      Balance       Mortgage

  Type of Program      Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


Full/Alternate......     243    $ 44,583,097.53    24.27%

Stated Income.......     302      71,014,431.06    38.65

No Doc..............     169      34,693,890.99    18.88

No Income/No Asset..      94      19,871,088.96    10.82

No Ratio............      54      12,767,438.74     6.95

FastForward.........       3         790,489.74     0.43

                      --------- --------------- -----------

    Total:               865    $183,720,437.02   100.00%

                      ========= =============== ===========










        Loan Age of the Group 3 Mortgage Loans (1)

-----------------------------------------------------------

                                                 Percent

                                                    of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                      Number of    Aggregate       of the

                       Group 3     Principal      Group 3

    Range of Loan     Mortgage      Balance       Mortgage

    Ages (months)      Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


 0................       119    $ 28,478,590.00    15.50%

 1 -  5...........       670     143,976,616.97    78.37

 6 - 10...........        37       5,304,373.62     2.89

11 - 15...........        34       4,750,010.75     2.59

16 - 20...........         3         625,493.47     0.34

31 - 35...........         1         387,609.22     0.21

36 - 40...........         1         197,742.99     0.11

                     ---------- --------------- -----------

    Total:               865    $183,720,437.02   100.00%

                     ========== =============== ===========






----------

(3)  As of the Cut-off Date, the weighted average loan age of the group 3 mortgage loans was approximately two months.

                                  Loan Group 4





    Mortgage Rates for the Group 4 Mortgage Loans (1)

-----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                  Principal

                                                   Balance

                                                 Outstanding

                      Number of     Aggregate      of the

                      Group 4       Principal      Group 4

 Range of Mortgage    Mortgage      Balance       Mortgage

     Rates (%)          Loans      Outstanding     Loans

--------------------- ---------- -------------- -----------


 6.000 -  6.499...        237    $ 45,656,394.50    20.69%

 6.500 -  6.999...        545     101,555,485.49    46.02

 7.000 -  7.499...        255      36,333,433.72    16.47

 7.500 -  7.999...        173      22,974,009.86    10.41

 8.000 -  8.499...         61       8,229,407.30     3.73

 8.500 -  8.999...         44       4,849,956.33     2.20

 9.000 -  9.499...          4         597,678.26     0.27

 9.500 -  9.999...          2         396,124.34     0.18

10.000 - 10.499...          2          63,962.62     0.03

                      -------------------------------------

    Total:              1,323    $220,656,452.42   100.00%

                      ========== =============== ==========




----------

(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average

    Mortgage Rate of the group 4 mortgage loans was approximately 6.902% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 4 mortgage loans net of the interest premium charged by the lender was approximately 6.889% per annum.





 Current Principal Balances for the Group 4 Mortgage Loans (1)

--------------------------------------------------------------

                                                    Percent of

                                                    Aggregate

                                                    Principal

                                                     Balance

                                                    Outstanding

                          Number of    Aggregate      of the

Range of Current Group 1   Group 4     Principal     Group 4

    Mortgage Loan          Mortgage     Balance      Mortgage

 Principal Balances ($)     Loans     Outstanding     Loans

-------------------------------------------------------------


 20,000.01 -  40,000.00..      21   $    742,290.97     0.34%

 40,000.01 -  60,000.00..      74      3,837,461.34     1.74

 60,000.01 -  80,000.00..     125      8,766,482.34     3.97

 80,000.01 - 100,000.00..     123     11,186,316.58     5.07

100,000.01 - 120,000.00..    151      16,652,235.97     7.55

120,000.01 - 140,000.00..    128      16,647,301.09     7.54

140,000.01 - 160,000.00..    114      17,079,578.47     7.74

160,000.01 - 180,000.00..     91      15,554,017.26     7.05

180,000.01 - 200,000.00..     93      17,692,492.49     8.02

200,000.01 - 300,000.00..    273      66,452,490.70    30.12

300,000.01 - 400,000.00..    111      37,252,591.31    16.88

400,000.01 - 500,000.00..     15       6,435,983.47     2.92

500,000.01 - 600,000.00..      2       1,133,614.77     0.51

600,000.01 - 700,000.00..      2       1,223,595.66     0.55

                         ------------------------------------

    Total: ..............  1,323    $220,656,452.42   100.00%

                         ======== ================= =========




----------

(1) As of the Cut-off Date, the average principal balance of the group 4 mortgage loans was approximately $166,785.





Original Loan-to-Value Ratios for the Group 4 Mortgage Loans (1)

-----------------------------------------------------------------

                                                Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of    Aggregate       of the

 Range of Original   Group 4      Principal       Group 4

   Loan-To-Value     Mortgage       Balance      Mortgage

    Ratios (%)         Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


14.94 -  50.......        74    $ 11,247,028.69      5.10%

50.01 -  55.00....        27       4,129,646.35      1.87

55.01 -  60.00....        36       7,545,335.37      3.42

60.01 -  65.00....        45       9,135,145.13      4.14

65.01 -  70.00....       103      18,538,476.58      8.40

70.01 -  75.00....       101      18,552,287.20      8.41

75.01 -  80.00....       819     134,380,806.70     60.90

80.01 -  85.00....        11       1,686,956.52      0.76

85.01 -  90.00....        55       7,643,141.94      3.46

90.01 -  95.00....        46       7,033,722.85      3.19

95.01 - 100.00....         6         763,905.09      0.35

                     --------------------------------------

    Total:             1,323    $220,656,452.42    100.00%

                     ========== =============== ===========




----------

(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 4 mortgage loans was approximately 75.29%.





Original Term to Stated Maturity for the Group 4 Mortgage Loans (1)

-------------------------------------------------------------------

                                               Percent of

                                               Aggregate

                                               Principal

                                                Balance

                                               Outstanding

                    Number of     Aggregate      of the

Range of Original    Group 4      Principal     Group 4

 Terms to Stated    Mortgage      Balance      Mortgage

Maturity (Months)     Loans     Outstanding      Loans

------------------- ---------- --------------- -----------


181 - 240.........       17    $  1,390,217.86      0.63%

241 - 300.........        2         135,171.54      0.06

301 - 360.........    1,304     219,131,063.02     99.31

                    --------------------------------------

    Total:            1,323    $220,656,452.42    100.00%

                    =========  =============== ===========




----------

(1) As of the Cut-off Date, the weighted average original term to stated

    maturity of the group 4 mortgage loans was approximately 359 months.





Remaining Term to Stated Maturity for the Group 4 Mortgage Loans (1)

--------------------------------------------------------------------

                                               Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                                Outstanding

                      Number of     Aggregate     of the

 Range of Remaining    Group 4      Principal    Group 4

  Terms to Stated     Mortgage      Balance     Mortgage

 Maturity (months)      Loans     Outstanding     Loans

--------------------- ---------- -------------- -----------


181 - 240.........         17    $  1,390,217.86     0.63%

241 - 300.........          3         248,878.28     0.11

301 - 360.........      1,303     219,017,356.28    99.26

                      -------------------------------------

    Total:              1,323    $220,656,452.42   100.00%

                      ========== =============== ==========




----------

(1) As of the Cut-off Date, the weighted average remaining term to stated

    maturity of the group 4 mortgage loans was approximately 356 months.



  Prepayment Charge Terms of the Group 4 Mortgage Loans

----------------------------------------------------------

                                               Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                      Number of     Aggregate    of the

                       Group 4     Principal     Group 4

 Prepayment Charge    Mortgage      Balance     Mortgage

   Term (months)        Loans     Outstanding     Loans

--------------------- ---------- -------------- -----------


None..............         72    $ 11,764,719.51     5.33%

12................        132      28,563,503.06    12.94

24................         35       5,909,263.80     2.68

36................      1,061     170,007,553.76    77.05

60................         23       4,411,412.29     2.00

                      -------------------------------------

    Total:              1,323    $220,656,452.42   100.00%

                      ========== =============== ==========






Geographic Distribution of the Mortgaged Properties for the

                  Group 4 Mortgage Loans

------------------------------------------------------------

                                                Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                 Outstanding

                    Number of     Aggregate       of the

                    Group 4       Principal      Group 4

                    Mortgage       Balance       Mortgage

 Geographic Area     Loans      Outstanding       Loans

------------------- ---------- ----------------- -----------


Alabama...........        3   $    491,631.20        0.22%

Arizona...........       42      7,573,035.01        3.43

Arkansas..........        8      1,309,439.87        0.59

California........      139     34,074,844.90       15.44

Colorado..........       17      2,447,219.48        1.11

Connecticut.......       37      8,270,547.91        3.75

Delaware..........        2        414,755.92        0.19

Florida...........      232     38,875,592.74       17.62

Georgia...........       42      5,270,567.53        2.39

Hawaii............        1        413,072.26        0.19

Idaho.............       13      1,817,737.74        0.82

Illinois..........       16      3,121,601.65        1.41

Indiana...........       11      1,216,423.38        0.55

Kansas............        2        240,011.28        0.11

Kentucky..........       10        738,595.92        0.33

Louisiana.........        5        638,069.08        0.29

Maine.............        3        715,956.03        0.32

Maryland..........        9      2,053,129.22        0.93

Massachusetts.....       32      6,845,663.28        3.10

Michigan..........       25      3,138,177.44        1.42

Minnesota.........       15      2,809,975.04        1.27

Mississippi.......        4        385,566.24        0.17

Missouri..........       10        990,195.46        0.45

Montana...........        5        920,417.22        0.42

Nebraska..........        4        263,200.00        0.12

Nevada............       37      7,931,589.05        3.59

New Hampshire.....       17      3,465,693.30        1.57

New Jersey........       30      7,372,427.69        3.34

New York..........       70     17,574,033.24        7.96

North Carolina....       10      1,285,295.09        0.58

Ohio..............       39      4,047,004.67        1.83

Oklahoma..........       36      2,994,048.00        1.36

Oregon............       20      3,877,642.92        1.76

Pennsylvania......       35      4,636,894.17        2.10

Rhode Island......       10      1,925,997.64        0.87

South Carolina....        9        970,275.44        0.44

South Dakota......        1        106,693.82        0.05

Tennessee.........       24      2,205,855.17        1.00

Texas.............      212     23,410,101.40       10.61

Utah..............       21      3,039,709.16        1.38

Vermont...........        1         84,768.22        0.04

Virginia..........       39      6,820,353.60        3.09

Washington........       22      3,479,365.06        1.58

Wisconsin.........        3        393,278.98        0.18

                   -----------------------------------------

    Total:            1,323   $220,656,452.42      100.00%

                   ========= =================  ============










Mortgagors' FICO Credit Scores for the Group 4 Mortgage Loans (1)

-----------------------------------------------------------------

                                              Percent of

                                               Aggregate

                                               Principal

                                                Balance

                                               Outstanding

                      Number of   Aggregate      of the

                       Group 4    Principal     Group 4

   Range of FICO      Mortgage     Balance      Mortgage

   Credit Scores       Loans     Outstanding     Loans

--------------------- --------- -------------- -----------


Not Available.....         3    $    363,591.88     0.16%

620 - 639.........       166      27,902,841.16    12.65

640 - 659.........       189      31,976,485.01    14.49

660 - 679.........       249      39,771,745.18    18.02

680 - 699.........       214      36,356,342.85    16.48

700 - 719.........       146      24,882,831.26    11.28

720 - 739.........       125      20,904,426.22     9.47

740 - 759.........       102      17,185,021.99     7.79

760 - 779.........        64      10,333,343.03     4.68

780 - 799.........        51       8,796,352.48     3.99

Greater than or

equal to 800......        14       2,183,471.36     0.99

                      -----------------------------------

    Total:             1,323    $220,656,452.42   100.00%

                      ======== ================= ========




----------

(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group

    4 mortgage loans (not including the Mortgage Loans for which the FICO Credit

    Score is not available) was approximately 692.





Types of Mortgaged Properties for the Group 4 Mortgage Loans

-------------------------------------------------------------

                                                 Percent of

                                                  Aggregate

                                                  Principal

                                                    Balance

                                                  Outstanding

                        Number of    Aggregate      of the

                         Group 4     Principal     Group 4

                         Mortgage     Balance      Mortgage

    Property Type         Loans     Outstanding     Loans

----------------------- -------- -------------- -----------


Single Family Residence..    821  $129,841,981.18    58.84%

Planned Unit

  Development (PUD)......    232    39,235,811.82    17.78

Two Family Residence.....     76    13,944,824.52     6.32

Three Family Residence...     56    13,739,876.13     6.23

Four Family Residence....     38     9,674,768.99     4.38

Condominium..............     86    12,167,727.48     5.51

Cooperative..............      8     1,022,439.01     0.46

Townhouse................      6     1,029,023.29     0.47

                         -----------------------------------

    Total:                 1,323  $220,656,452.42   100.00%

                         ======== ===============  =========






          Purpose of the Group 4 Mortgage Loans

--------------------------------------------------------------

                                                   Percent of

                                                    Aggregate

                                                    Principal

                                                    Balance

                                                   Outstanding

                         Number of   Aggregate       of the

                         Group 4     Principal      Group 4

                         Mortgage     Balance       Mortgage

    Loan Purpose           Loans     Outstanding      Loans

--------------------- --------- --------------- -----------




Purchase...............     698   $108,826,709.50     49.32%

Refinance (Cash Out)...     536     95,794,304.67     43.41

Refinance (Rate/Term)..      89     16,035,438.25      7.27

                       -------------------------------------

    Total:                1,323   $220,656,452.42    100.00%

                       ========= =============== ===========






                                       19



    Occupancy Types for the Group 4 Mortgage Loans (1)

-------------------------------------------------------------

                                                  Percent of

                                                  Aggregate

                                                   Principal

                                                    Balance

                                                  Outstanding

                     Number of      Aggregate       of the

                      Group 4       Principal      Group 4

                      Mortgage       Balance       Mortgage

  Occupancy Type       Loans       Outstanding      Loans

-------------------- ---------- --------------- -----------




Primary...........       882    $158,066,517.82     71.63%

Investment........       378      52,819,343.90     23.94

Second Home.......        63       9,770,590.70      4.43

                     --------------------------------------

    Total:             1,323    $220,656,452.42    100.00%

                     ========== =============== ===========






----------

(1) Based upon representations of the related mortgagors at the time of origination.





   Documentation Programs of the Group 4 Mortgage Loans

-----------------------------------------------------------

                                               Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                               Outstanding

                      Number of   Aggregate      of the

                      Group 4     Principal     Group 4

                      Mortgage     Balance      Mortgage

  Type of Program      Loans     Outstanding      Loans

--------------------- --------- --------------- -----------


Full/Alternate.....      308    $ 42,275,470.79     19.16%

Stated Income......      518      91,930,582.82     41.66

No Doc.............      192      34,383,955.03     15.58

No Ratio...........      146      27,329,001.15     12.39

No Income/No Asset.      151      23,390,573.28     10.60

FastForward........        7       1,103,832.08      0.50

Limited............        1         243,037.27      0.11

                      -------------------------------------

    Total:             1,323    $220,656,452.42    100.00%

                      ========= =============== ===========








        Loan Age of the Group 4 Mortgage Loans (1)

-----------------------------------------------------------

                                               Percent of

                                                Aggregate

                                                Principal

                                                 Balance

                                                Outstanding

                     Number of     Aggregate      of the

                      Group 4      Principal     Group 4

Range of Loan Ages    Mortgage      Balance      Mortgage

     (months)          Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


 0................       148    $ 27,937,761.00    12.66%

 1 -  5...........     1,033     175,179,276.71    79.39

 6 - 10...........        86      10,294,703.64     4.67

11 - 15...........        44       4,286,764.22     1.94

16 - 20...........         4         755,884.73     0.34

26 - 30...........         2         477,649.45     0.22

31 - 35...........         3       1,213,177.55     0.55

36 - 40...........         2         397,528.38     0.18

61 - 65...........         1         113,706.74     0.05

                     --------------------------------------

    Total:             1,323    $220,656,452.42   100.00%

                     ========== =============== ===========




----------

(4) As of the Cut-off Date, the weighted average loan age of the group 4 mortgage loans was approximately three months.

                                  Loan Group 5







    Mortgage Rates for the Group 5 Mortgage Loans (1)

-----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of     Aggregate      of the

                      Group 5      Principal     Group 5

Range of Mortgage    Mortgage       Balance      Mortgage

     Rates (%)         Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


4.000 - 4.499.....         1    $  1,400,000.00     0.47%

5.000 - 5.499.....         3       1,630,863.51     0.55

5.500 - 5.999.....        93      53,084,000.69    17.88

6.000 - 6.499.....       274     151,438,615.79    51.02

6.500 - 6.999.....       115      60,062,653.05    20.24

7.000 - 7.499.....        29      15,839,352.85     5.34

7.500 - 7.999.....        19       9,820,241.47     3.31

8.000 - 8.499.....         4       1,887,462.00     0.64

8.500 - 8.999.....         1         680,000.00     0.23

9.500 - 9.999.....         2         970,000.00     0.33

                     ---------- --------------- -----------

    Total:               541    $296,813,189.36   100.00%

                     ========== =============== ===========






----------

(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the group 5 mortgage loans was approximately 6.343% per annum.









   Current Principal Balances for the Group 5 Mortgage Loans (1)

--------------------------------------------------------------------

                                                          Percent of

                                                          Aggregate

                                                          Principal

                                                           Balance

                                                         Outstanding

 Range of Current            Number of     Aggregate       of the

 Group 5 Mortgage             Group 5      Principal      Group 5

  Loan Principal              Mortgage       Balance      Mortgage

   Balances ($)                Loans      Outstanding      Loans

---------------------------- ---------  ---------------  -----------


200,000.01 -   300,000.00...      1     $    269,859.37      0.09%

300,000.01 -   400,000.00...     74       28,087,395.14      9.46

400,000.01 -   500,000.00...    188       85,083,266.60     28.67

500,000.01 -   600,000.00...    127       69,370,035.81     23.37

600,000.01 -   700,000.00...     79       51,100,031.14     17.22

700,000.01 -   800,000.00...     31       23,511,793.31      7.92

800,000.01 -   900,000.00...     23       19,536,572.16      6.58

900,000.01 - 1,000,000.00...     11       10,828,185.83      3.65

Greater than or equal

to 1,000,000.01.............      7        9,026,050.00      3.04

                             ---------  ---------------  ------------

    Total:                      541     $296,813,189.36    100.00%

                             =========  ===============  ============






----------

(1)  As of the Cut-off Date, the average principal balance of the group 5 mortgage loans was approximately $548,638.







  Original Loan-to-Value Ratios for the Group 5 Mortgage

                        Loans (1)

-----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of     Aggregate      of the

 Range of Original    Group 5      Principal     Group 5

   Loan-To-Value     Mortgage       Balance      Mortgage

     Rates (%)         Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


30.56 - 50.00.....        27    $ 17,300,197.62     5.83%

50.01 - 55.00.....        10       5,006,740.07     1.69

55.01 - 60.00.....        34      20,189,371.33     6.80

60.01 - 65.00.....        53      28,285,405.89     9.53

65.01 - 70.00.....        52      30,452,749.29    10.26

70.01 - 75.00.....        72      41,675,659.11    14.04

75.01 - 80.00.....       279     147,736,566.05    49.77

80.01 - 85.00.....         3       1,392,500.00     0.47

85.01 - 90.00.....        10       4,413,000.00     1.49

90.01 - 95.00.....         1         361,000.00     0.12

                     ---------- --------------- -----------

    Total:               541    $296,813,189.36   100.00%

                     ========== =============== ===========






----------

(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 5 mortgage loans was approximately 72.02%.







    Original Term to Stated Maturity for the Group 5

                   Mortgage Loans (1)

----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of     Aggregate      of the

 Range of Original    Group 5      Principal     Group 5

  Terms to Stated    Mortgage       Balance      Mortgage

 Maturity (Months)    Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


301 - 360.........      541    $296,813,189.36   100.00%

                    ---------- --------------- -----------

    Total:              541    $296,813,189.36   100.00%

                    ========== =============== ===========






----------

(1)  As of the Cut-off Date, the weighted average original term to stated

     maturity of the group 5 mortgage loans was approximately 360 months.







    Remaining Term to Stated Maturity for the Group 5

                    Mortgage Loans (1)

-----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of     Aggregate      of the

 Range of Remaining   Group 5      Principal     Group 5

  Terms to Stated    Mortgage       Balance      Mortgage

 Maturity (Months)    Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


301 - 360.........        541   $296,813,189.36   100.00%

                     ---------- --------------- -----------

    Total:                541   $296,813,189.36   100.00%

                     ========== =============== ===========






----------

(1)  As of the Cut-off Date, the weighted average remaining term to stated

     maturity of the group 5 mortgage loans was approximately 359 months.



  Prepayment Charge Terms of the Group 5 Mortgage Loans

-----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of     Aggregate      of the

                      Group 5      Principal     Group 5

Prepayment Charge    Mortgage       Balance      Mortgage

   Term (months)      Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


None..............        402    $219,555,197.05    73.97%

12................         17       9,911,842.84     3.34

24................          1         566,000.00     0.19

36................        116      64,098,149.47    21.60

60................          5       2,682,000.00     0.90

                      ---------- --------------- -----------

    Total:                541    $296,813,189.36   100.00%

                      ========== =============== ===========










Geographic Distribution of the Mortgaged Properties for the

                  Group 5 Mortgage Loans

------------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of     Aggregate      of the

                      Group 5      Principal     Group 5

                     Mortgage       Balance      Mortgage

Georgraphic Area      Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


Alabama...........        3   $  1,835,413.77       0.62%

Arizona...........       21     10,520,430.78       3.54

Arkansas..........        1        429,300.00       0.14

California........      260    147,160,594.18      49.58

Colorado..........        9      4,652,900.00       1.57

Connecticut.......        1        360,000.00       0.12

District of

Columbia..........        1        780,000.00       0.26

Florida...........       27     14,830,790.64       5.00

Georgia...........        8      4,424,922.16       1.49

Hawaii............        7      5,684,453.96       1.92

Idaho.............        1        605,900.00       0.20

Illinois..........        5      2,282,912.27       0.77

Indiana...........        1        496,000.00       0.17

Maine.............        1        458,000.00       0.15

Maryland..........       18      9,689,379.82       3.26

Massachusetts.....       12      6,219,547.38       2.10

Michigan..........       20     10,152,358.86       3.42

Minnesota.........        3      1,264,198.59       0.43

Mississippi.......        2      1,076,583.00       0.36

Missouri..........        1        671,000.00       0.23

Nevada............       21     10,798,584.66       3.64

New Jersey........       25     12,073,359.92       4.07

New Mexico........        3      1,670,650.00       0.56

New York..........       30     16,559,457.60       5.58

North Carolina....        4      2,590,125.00       0.87

Ohio..............        3      1,564,100.00       0.53

Oklahoma..........        1        372,000.00       0.13

Oregon............        2      1,300,604.52       0.44

Pennsylvania......        3      1,292,675.32       0.44

Rhode Island......        1        650,000.00       0.22

South Carolina....        4      2,473,129.64       0.83

Texas.............        4      2,210,319.22       0.74

Utah..............        2      1,104,300.00       0.37

Vermont...........        1        500,000.00       0.17

Virginia..........       29     15,302,048.07       5.16

Washington........        5      2,317,150.00       0.78

West Virginia.....        1        440,000.00       0.15

                   ---------- --------------- -----------

    Total:              541   $296,813,189.36     100.00%

                   ========== =============== ===========










 Mortgagors' FICO Credit Scores for the Group 5 Mortgage

                        Loans (1)

----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of     Aggregate      of the

                      Group 5      Principal     Group 5

  Range of Fico      Mortgage       Balance      Mortgage

  Credit Scores       Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


620 - 639.........        33    $ 17,215,577.16    5.80%

640 - 659.........        33      17,854,294.74    6.02

660 - 679.........        71      35,788,078.56   12.06

680 - 699.........        98      54,634,902.64   18.41

700 - 719.........        59      32,599,872.78   10.98

720 - 739.........        74      43,410,497.10   14.63

740 - 759.........        50      27,643,700.96    9.31

760 - 779.........        65      35,338,591.08   11.91

780 - 799.........        44      24,124,805.28    8.13

800 - 818.........        14       8,202,869.06    2.76

                      --------- --------------- -----------

    Total:               541    $296,813,189.36  100.00%

                      ========= =============== ===========






----------

(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the Group

     5 Mortgage Loans was approximately 716.







Types of Mortgaged Properties for the Group 5 Mortgage Loans

------------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of     Aggregate      of the

                      Group 5      Principal     Group 5

                     Mortgage       Balance      Mortgage

   Property Type      Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


Single Family              374   $203,308,142.29   68.50%

Residence.........

Planned Unit

Development (PUD).         100     54,174,087.82   18.25

Condominium.......          36     19,487,831.30    6.57

Two Family Residence        27     17,199,677.95    5.79

Three Family Residence       3      1,863,450.00    0.63

Townhouse.........           1        780,000.00    0.26

                        -------- --------------- -----------

    Total:                 541   $296,813,189.36  100.00%

                        ======== =============== ===========










          Purpose of the Group 5 Mortgage Loans

-----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of     Aggregate      of the

                      Group 5      Principal     Group 5

                     Mortgage       Balance      Mortgage

   Loan Purpose       Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


Purchase..........       187    $105,734,496.67    35.62%

Refinance (Cash Out)     273     145,615,895.73    49.06

Refinance

(Rate/Term).......        81      45,462,796.96    15.32

                      --------- --------------- -----------

    Total:               541    $296,813,189.36   100.00%

                      ========= =============== ===========




    Occupancy Types for the Group 5 Mortgage Loans (1)

-----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of     Aggregate      of the

                      Group 5      Principal     Group 5

                     Mortgage       Balance      Mortgage

  Occupancy Type      Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


Primary...........       493    $270,938,273.40    91.28%

Investment........        34      17,544,681.68     5.91

Second Home.......        14       8,330,234.28     2.81

                     ---------- --------------- -----------

    Total:               541    $296,813,189.36   100.00%

                     ========== =============== ===========






----------

(1)  Based upon representations of the related mortgagors at the time of origination.







   Documentation Programs of the Group 5 Mortgage Loans

-----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of     Aggregate      of the

                      Group 5      Principal     Group 5

                     Mortgage       Balance      Mortgage

   Type of Program    Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


Full/Alternate....       177    $ 94,625,511.64    31.88%

Stated Income.....       238     132,879,978.79    44.77

No Ratio..........        49      27,693,197.76     9.33

No Income/No Asset        35      18,729,071.38     6.31

No Doc............        33      17,775,651.71     5.99

FastForward.......         9       5,109,778.08     1.72

                      --------- --------------- -----------

    Total:               541    $296,813,189.36   100.00%

                      ========= =============== ===========










        Loan Age of the Group 5 Mortgage Loans (1)

-----------------------------------------------------------

                                                 Percent of

                                                 Aggregate

                                                 Principal

                                                  Balance

                                                Outstanding

                     Number of     Aggregate      of the

                      Group 5      Principal     Group 5

  Range of Loan      Mortgage       Balance      Mortgage

  Ages (months)       Loans      Outstanding      Loans

-------------------- ---------- --------------- -----------


0.................       138    $ 73,846,333.00    24.88%

1 - 5.............       400     221,696,831.22    74.69

6 - 10............         3       1,270,025.14     0.43

                     ---------- --------------- -----------

    Total:               541    $296,813,189.36   100.00%

                     ========== =============== ===========






----------

(5)  As of the Cut-off Date, the weighted average loan age of the Group 5

     Mortgage Loans was approximately one month.

                         DESCRIPTION OF THE CERTIFICATES



General



         The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of IndyMac MBS,

Inc., IndyMac Bank, F.S.B. or any of their affiliates.



         The Mortgage Pass-Through Certificates, Series 2005-O will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5,

Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 2-A-1, Class 2-A-2,

Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8,

Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13,

Class 3-A-1, Class 4-A-1, Class 5-A-1, Class 5-A-2, Class 5-A-3, Class PO,

Class 1-A-X, Class 2-A-X and Class A-R Certificates (all of which are together referred to as the "senior certificates"), the Class B-1, Class B-2, Class B-3,

Class B-4, Class B-5 and Class B-6 Certificates (all of which are together referred to as the "subordinated certificates") and the Class P Certificates.

Only the classes of certificates listed on the cover page (all of which are together referred to as the "offered certificates") are offered by this free writing prospectus. The Class P, Class B-4, Class B-5 and Class B-6

Certificates (all of which are together referred to as the "private certificates") are not offered by this free writing prospectus. Their initial

Class Certificate Balances are expected to be approximately $100, $9,176,000,

$7,507,600 and $5,005,157, respectively. The pass-through rate for each class of private certificates other than the Class P Certificates will be calculated as described under "--Interest" in this free writing prospectus. The Class P

Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate

Balances and initial Notional Amounts may vary in the aggregate by plus or minus

5%. Any information contained in this free writing prospectus with respect to the Class P, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.



         The "Class Certificate Balance" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the

initial Class Certificate Balance of that class reduced by the sum of



o    all amounts previously distributed to holders of certificates of that class as payments of principal,



o    the amount of Realized Losses (including Excess Losses) allocated to that class,



o    in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described in this free writing prospectus under "--Allocation of Losses," and



o    in the case of the Class 2-A-5, Class 2-A-6, Class 2-A-9 and Class 2-A-12

     Certificates, increased by all interest accrued and added to their respective Class Certificate Balances prior to that Distribution Date;



provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased,

sequentially in the order of payment priority, by the amount of Subsequent

Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class

Certificate Balance of such class of certificates.

         In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate

Balances of all classes of certificates (other than the Class P Certificates)

following all distributions and the allocation of Realized Losses on any

Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).



         The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.



         The senior certificates will have an initial aggregate Class

Certificate Balance of approximately $1,580,772,863 and will evidence in the aggregate an initial beneficial ownership interest in the trust fund of approximately 94.75%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5,

Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the trust fund of approximately 1.95%, 1.20%, 0.80%,

0.55%, 0.45% and 0.30%, respectively.



         The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R

Certificates will be issued in a denomination of $100.



Certificate Groups



         The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5,

Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9 and Class A-R Certificates

and the Class 1-A-X-1 and Class PO-1 Components are together referred to in this free writing prospectus as the "group 1 senior certificates" and they relate to the group 1 mortgage loans. The Class 2-A-1, Class 2-A-2, Class 2-A-3,

Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9,

Class 2-A-10, Class 2-A-11, Class 2-A-12 and Class 2-A-13 Certificates and the

Class 1-A-X-2 and Class PO-2 Components are referred to in this free writing prospectus as the "group 2 senior certificates" and they relate to the group 2 mortgage loans. The Class 3-A-1 Certificates and the Class 2-A-X-1 and Class

PO-3 Components are referred to in this free writing prospectus as the "group 3 senior certificates" and they relate to the group 3 mortgage loans. The

Class 4-A-1 Certificates and the Class 2-A-X-2 and Class PO-4 Components are

referred to in this free writing prospectus as the "group 4 senior certificates"

and they relate to the group 4 mortgage loans. The Class 5-A-1, Class 5-A-2 and

Class 5-A-3 Certificates and the Class 1-A-X-3 and Class PO-5 Components are

referred to in this free writing prospectus as the "group 5 senior certificates"

and they relate to the group 5 mortgage loans. Each of the group 1 senior certificates, the group 2 senior certificates, the group 3 senior certificates,

the group 4 senior certificates and the group 5 senior certificates are sometimes referred to in this free writing prospectus as a "senior certificate group." Each class of subordinated certificates relate to each loan group.



Notional Amount Certificates



         The Class 1-A-6, Class 2-A-2, Class 2-A-11, Class 1-A-X and Class 2-A-X

Certificates (collectively, the "Notional Amount Certificates") will not have

Class Certificate Balances but will bear interest on their respective outstanding Notional Amounts.



         The "Notional Amount" of the Class 1-A-6 Certificates for any

Distribution Date will equal the Class Certificate Balance of the Class 1-A-5

Certificates immediately prior to that Distribution Date. As of the closing date, the Notional Amount of the Class 1-A-6 Certificates is expected to be approximately $111,947,400 (subject to the permitted variance described in this free writing prospectus).



         The "Notional Amount" of the Class 2-A-2 Certificates for any

Distribution Date will equal the Class Certificate Balance of the Class 2-A-1

Certificates immediately prior to that Distribution Date. As of the closing date, the Notional Amount of the Class 2-A-2 Certificates is expected to be approximately $50,000,000 (subject to the permitted variance described in this free writing prospectus).

         The "Notional Amount" of the Class 2-A-11 Certificates for any

Distribution Date will equal the Class Certificate Balance of the Class 2-A-10

Certificates immediately prior to that Distribution Date. As of the closing date, the Notional Amount of the Class 2-A-11 Certificates is expected to be approximately $124,855,000 (subject to the permitted variance described in this free writing prospectus).



         The "Notional Amount" for each of the Class 1-A-X and Class 2-A-X

Certificates for any Distribution Date will equal the aggregate Notional Amount of the related components.



         The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution

Date occurs and ending on the first day of the month in which the Distribution

Date occurs.



Component Classes



         Solely for purposes of calculating distributions, the Class 1-A-X

Certificates will be made up of three components: the Class 1-A-X-1, Class

1-A-X-2 and Class 1-A-X-3 Components. The notional amount of the Class 1-A-X

Certificates on any Distribution Date will be equal to the aggregate of the respective component notional amounts on that Distribution Date. The components comprising the Class 1-A-X Certificates will not be separately transferable from the Class 1-A-X Certificates. As used in this free writing prospectus,

"Class 1-A-X Component" will mean the Class 1-A-X-1 Component, the Class 1-A-X-2

Component and the Class 1-A-X-3 Component, as applicable. The "Notional Amount"

of the Class 1-A-X-1, Class 1-A-X-2 and Class 1-A-X-3 Components for any

Distribution Date will equal the aggregate Stated Principal Balance of the

Non-Discount Mortgage Loans in loan group 1, loan group 2 and loan group 5,

respectively, as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period). As of the closing date, the Notional Amount of the Class 1-A-X Certificates is expected to be approximately $772,544,441 (subject to the permitted variance described in this free writing prospectus).



         Solely for purposes of calculating distributions, the Class 2-A-X

Certificates will be made up of two components: the Class 2-A-X-1 and Class

2-A-X-2 Components. The notional amount of the Class 2-A-X Certificates on any

Distribution Date will be equal to the aggregate of the respective component notional amounts on that Distribution Date. The components comprising the Class

2-A-X Certificates will not be separately transferable from the Class 2-A-X

Certificates. As used in this free writing prospectus, "Class 2-A-X Component"

will mean the Class 2-A-X-1 Component or the Class 2-A-X-2 Component, as

applicable. The "Notional Amount" of the Class 2-A-X-1 and Class 2-A-X-2

Components for any Distribution Date will equal the aggregate Stated Principal

Balance of the Non-Discount Mortgage Loans in loan group 3 and loan group 4,

respectively, as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period). As of the closing date, the Notional Amount of the Class 2-A-X Certificates is expected to be approximately $251,184,356 (subject to the permitted variance described in this free writing prospectus).



         The initial Notional Amount for each of the Components of the Class

1-A-X and Class 2-A-X Certificates will be as follows:





              Component                        Initial Notional Amount

              -----------                      -----------------------


               1-A-X-1....................           144,658,628

               1-A-X-2....................           419,207,212

               1-A-X-3....................           208,678,600

               2-A-X-1....................            56,764,756

               2-A-X-2....................           194,419,600




         Solely for purposes of calculating distributions and allocating losses,

the Class PO Certificates will be made up of five components having the designations and initial Component Balances set forth below as of the closing date:





                                                 Initial Component Balance

          Designation                                 (approximate)

          ------------                           -------------------------


          Class PO-1.....................                $6,239,627

          Class PO-2.....................                  $265,657

          Class PO-3.....................                $3,093,836

          Class PO-4.....................                    $4,373

          Class PO-5.....................                $2,061,470




         The "Component Balance" with respect to any Class PO Component as of any Distribution Date is the initial Component Balance on the closing date,

reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates and increased by the allocable portion of Subsequent Recoveries on the Mortgage

Loans in the related loan group.



         The Class Certificate Balance of the Class PO Certificates on any

Distribution Date will be equal to the aggregate Component Balance of the Class

PO Components on that Distribution Date. The Class PO Components comprising the

Class PO Certificates will not be separately transferable from the Class PO

Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 Component, the Class PO-2 Component, the Class PO-3

Component, the Class PO-4 Component and the Class PO-5 Component, as applicable.

The Class PO-1 Component will relate to loan group 1, the Class PO-2 Component will relate to loan group 2, the Class PO-3 Component will relate to loan group

3, the Class PO-4 Component will relate to loan group 4 and the Class PO-5

Component will relate to loan group 5.



Book-Entry Certificates



         The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R

Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the

Book-Entry Certificates ("Certificate Owners") may elect to hold their

Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the

offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers'

securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of

DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and

JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities,

individually the "Relevant Depositary" and collectively the "European

Depositaries"). Investors may hold such beneficial interests in the Class PO,

Class 1-A-X, Class 2-A-X, Class 5-A-1, Class 5-A-2 and Class 5-A-3 Certificates

in minimum denominations representing Class Certificate Balances or Notional

Amounts of $100,000 and integral multiples of $1,000 in excess thereof.

Investors may hold such beneficial interests in the Class 1-A-2, Class 1-A-3,

Class 1-A-7, Class 2-A-5, Class 2-A-6, Class 2-A-8, Class 2-A-9 and Class 2-A-12

Certificates in minimum denominations representing Class Certificate Balances or

Notional Amounts of $1,000 and integral multiples of $1,000 in excess thereof.

Investors may hold such beneficial interests in the Book-Entry Certificates

(other than the Class PO, Class 1-A-X, Class 2-A-X, Class 5-A-1, Class 5-A-2,

Class 5-A-3, Class 1-A-2, Class 1-A-3, Class 1-A-7, Class 2-A-5, Class 2-A-6,

Class 2-A-8, Class 2-A-9 and Class 2-A-12 Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and

integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a

Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only

Certificateholder of the offered certificates will be Cede & Co., as nominee of

DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and
servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations

("Participants") and DTC.



         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial

Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial

Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).



         Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates.

Participants and organizations which have indirect access to the DTC system,

such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate

Owners will receive distributions and will be able to transfer their interest.



         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not

Participants may transfer ownership of offered certificates only through

Participants and Indirect Participants by instructing such Participants and

Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry

Certificates, which account is maintained with their respective Participants.

Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.



         Because of time zone differences, credits of securities received in

Clearstream, Luxembourg or Euroclear as a result of a transaction with a

Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or

Euroclear Participant to a DTC Participant, will be received with value on the

DTC settlement date but will be available in the relevant Clearstream,

Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.



         Transfers between Participants will occur in accordance with DTC

Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear

Participants will occur in accordance with their respective rules and operating procedures.



         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,

Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant

European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines

(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the

Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to

DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not

deliver instructions directly to the European Depositaries.



         DTC, which is a New York-chartered limited purpose trust company,

performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry

Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.



         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,

L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as

"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream,

Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities

(including its shares in CB) to a new Luxembourg company, New Clearstream,

Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

Clearstream, Luxembourg International currently has 92 shareholders, including

U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.



         Further to the merger, the Board of Directors of New Clearstream,

Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed

"Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg

Global Services was renamed "Clearstream Services, societe anonyme."



         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by

Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse

Clearing AG."



         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between

Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream,

Luxembourg in any of 36 currencies, including United States Dollars.

Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the

Commission de Surveillance du Secteur Financier, "CSSF," which supervises

Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks,

trust companies and clearing corporations. Clearstream, Luxembourg's U.S.

customers are limited to securities brokers and dealers, and banks. Currently,

Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United

States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has

established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of

Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United

States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the

Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a

Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator,

not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear

Participant, either directly or indirectly.



         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.



         Securities clearance accounts and cash accounts with the Euroclear

Operator are governed by the Terms and Conditions Governing Use of Euroclear and

the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in

Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The Euroclear Operator acts under the Terms and Conditions only on behalf of

Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.



         Distributions on the Book-Entry Certificates will be made on each

Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the

Certificate Owners that it represents.



         Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in

accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.



         Monthly and annual reports on the trust fund provided by the trustee to

Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial

Intermediaries to whose DTC accounts the Book-Entry Certificates of such

Certificate Owners are credited.



         DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial

Intermediaries to whose DTC accounts the

Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry

Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the

case may be, will take any other action permitted to be taken by a holder of a

Book-Entry Certificate under the pooling and servicing agreement on behalf of a

Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the

Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some

Book-Entry Certificates which conflict with actions taken with respect to other

Book-Entry Certificates.



         Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the

Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51%

of the voting rights (as defined in the pooling and servicing agreement)

evidenced by the offered certificates advise the trustee and DTC through the

Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.



         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of

Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.



         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.



Determination of LIBOR



         The Class 1-A-5, Class 1-A-6, Class 2-A-1, Class 2-A-2, Class 2-A-10

and Class 2-A-11 Certificates (we sometimes refer to these classes of certificates as the "LIBOR Certificates") will bear interest during each interest accrual period at the applicable rate determined as described under

"--Interest" below.



         LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity,

the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement

Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page

3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest

Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest

Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result

(expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of

United States dollars are transacted in the London interbank market.

         If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus,

LIBOR for the initial interest accrual period will be 4.35%.



Payments on Mortgage Loans; Accounts



         On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders.

On or prior to the business day immediately preceding each Distribution Date,

the master servicer will withdraw from the Certificate Account the amount of

Available Funds for each loan group for that Distribution Date and will deposit such Available Funds in the Distribution Account. Funds credited to the

Certificate Account or the Distribution Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. The holders of the Class

P Certificates will be entitled to all prepayment charges received on the

Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.



Distributions



         Distributions on the certificates will be made by the trustee on the

25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in January 2006 (each, a "Distribution

Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (x) the LIBOR

Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.



         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement,

by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.



Priority of Distributions Among Certificates



         As more fully described in this free writing prospectus,

distributions on the senior certificates will be made on each Distribution

Date from Available Funds of the related loan group for such Distribution Date,

and, in certain circumstances, from any Available Funds from the other loan group remaining after distribution to the senior certificates related to such loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for each loan group for such Distribution Date after giving effect to distributions on all classes of senior certificates and payment in respect of Class PO Deferred Amounts, and will be made in the following order of priority:



         1.  to interest on each interest-bearing class and component of senior certificates in the related senior certificate group, pro rata,

             based on their respective Interest Distribution Amounts;



         2.  to principal on the classes and components of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under

             "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and components of certificates in the related senior certificate group on the Distribution Date;

         3.  to any Class PO Deferred Amounts with respect to the applicable

             Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the

             subordinated certificates; and



         4.  from Available Funds from each loan group, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to

             (x) any payments that may be required to be made as described in this free writing prospectus under "--Cross-Collateralization" and

             (y) the limitations set forth in this free writing prospectus under

             "Description of the Certificates -- Interest" and "Principal."



         "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:



         o   all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution

             Date occurs and received before the related Determination Date,

             together with any advances with respect to them;



         o   all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and (a) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage

             Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and

             (b) any Subsequent Recoveries on the Mortgage Loans in the related loan group;



         o   all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period,

             together with all interest paid in connection with the prepayment,

             other than certain excess amounts, and Compensating Interest allocated to the related loan group; and



         o   amounts received with respect to the Distribution Date as the

             Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the master servicer as of the

             Distribution Date;



         reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.



Interest



         The classes of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described below.



         Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:





                     Initial Pass-Through      Maximum/Minimum         Formula for Calculation of Class

Class                         Rate            Pass-Through Rate               Pass-Through Rate

-------------------------------------------------------------------------------------------------------


Class 1-A-5                    4.80%             5.75%/0.45%                    LIBOR + 0.45%



Class 1-A-6                    0.95%             5.30%/0.00%                    5.30% - LIBOR



Class 2-A-1                    5.10%             6.00%/0.75%                    LIBOR + 0.75%



Class 2-A-2                    0.90%             5.25%/0.00%                    5.25% - LIBOR



Class 2-A-10                   4.80%             6.00%/0.45%                    LIBOR + 0.45%



Class 2-A-11                   1.20%             5.55%/0.00%                    5.55% - LIBOR








         The pass-through rate for the Class 1-A-X-1 Components for the interest accrual period for any Distribution Date will be equal to the excess of the weighted average of the adjusted net mortgage rates of the Non-Discount Mortgage

Loans in loan group 1 weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period),

over the Required Coupon for loan group 1. The pass-through rate for the Class

1-A-X-1 Component for the interest accrual period for the first Distribution

Date is expected to be approximately 0.1478% per annum.



         The pass-through rate for the Class 1-A-X-2 Components for the interest accrual period for any Distribution Date will be equal to the excess of the weighted average of the adjusted net mortgage rates of the Non-Discount Mortgage

Loans in loan group 2 weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period),

over the Required Coupon for loan group 2. The pass-through rate for the Class

1-A-X-2 Components for the interest accrual period for the first Distribution

Date is expected to be approximately 0.3930% per annum.



         The pass-through rate for the Class 1-A-X-3 Components for the interest accrual period for any Distribution Date will be equal to the excess of the weighted average of the adjusted net mortgage rates of the Non-Discount Mortgage

Loans in loan group 5 weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period),

over the Required Coupon for loan group 5. The pass-through rate for the Class

1-A-X-3 Components for the interest accrual period for the first Distribution

Date is expected to be approximately 0.4738% per annum.



         The pass-through rate for the Class 2-A-X-1 Components for the interest accrual period for any Distribution Date will be equal to the excess of the weighted average of the adjusted net mortgage rates of the Non-Discount Mortgage

Loans in loan group 3 weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period),

over the Required Coupon for loan group 3. The pass-through rate for the Class

2-A-X-1 Components for the interest accrual period for the first Distribution

Date is expected to be approximately 0.1211% per annum.



         The pass-through rate for the Class 2-A-X-2 Components for the interest accrual period for any Distribution Date will be equal to the excess of the weighted average of the adjusted net mortgage rates of the Non-Discount Mortgage

Loans in loan group 4 weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period),

over the Required Coupon for loan group 4. The pass-through rate for the Class

2-A-X-2 Components for the interest accrual period for the first Distribution

Date is expected to be approximately 0.6550% per annum.

         The pass-through rates for each of the Class 1-A-X and Class 2-A-X

Certificates for the interest accrual period for any Distribution Date will be the weighted average of the pass-through rates for the related components

(weighted on the basis of their respective Notional Amounts).



         The pass-through rate for a class of subordinated certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the sum of, for each loan group, the applicable Required Coupon multiplied by the Assumed Balance of the Mortgage Loans in the related loan group for that Distribution Date, divided by the aggregate Class Certificate

Balance of the subordinated certificates immediately prior to that Distribution

Date. The pass-through rate for each class of subordinated certificates for the first interest accrual period will be approximately 5.8635% per annum.



         On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This

"Interest Distribution Amount" for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or

Notional Amount, as the case may be, immediately prior to the applicable

Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution

Dates and not subsequently distributed or accreted (which are called unpaid interest amounts). The Class 1-A-8 and Class PO Certificates are principal only certificates and will not bear interest.



         On each Distribution Date on or prior to the related Yield Maintenance

Agreement Termination Date on which LIBOR exceeds 5.30%, 5.25% and 5.55% per annum, respectively, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class 1-A-5, Class 2-A-1 and Class 2-A-10

Certificates will also be entitled to receive distributions of the applicable

Yield Supplement Amount from payments made under the related Yield Maintenance

Agreement.



         With respect to each Distribution Date for the LIBOR Certificates, the

"interest accrual period" will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. With respect to each Distribution Date for all other classes of interest-bearing certificates, the "interest accrual period" will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a

360-day year divided into twelve 30-day months.



         The interest entitlement described above for each class of interest-bearing certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group,

with respect to the senior certificates and (b) each loan group, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:



         o   any net prepayment interest shortfalls for that loan group for that

             Distribution Date and



         o   the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act

             Reduction or a Special Hazard Loss, Fraud Loss, Debt Service

             Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.



         Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes and components in the related senior certificate group and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on the subordinated class' share of the Assumed Balance, as described more fully below)

on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.



         For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution

Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class

Certificate Balances) of the Assumed Balance for that Distribution Date. The

"Assumed Balance" for a Distribution Date and loan group is equal to the

Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the Non-PO Percentage of the Stated Principal Balance of

each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after the fourth Senior Termination Date,

Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.



         A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil

Relief Act or any similar state or local law.



         With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the

Compensating Interest for each other loan group over the prepayment interest shortfalls for that loan group. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.



         The Class 2-A-5, Class 2-A-6, Class 2-A-9 and Class 2-A-12 Certificates

are accrual certificates (collectively, the "Accrual Certificates").



         Interest will accrue on the Accrual Certificates during each interest accrual period at a per annum rate of 6.00%. However, this interest will not be distributed on those certificates until the related "Accrual Termination Date,"

which is the earlier of:



         o   the Distribution Date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and



         o   in the case of the Class 2-A-5 Certificates, the Distribution Date on which the Class Certificate Balance of the Class 2-A-1

             Certificates is reduced to zero,



         o   in the case of the Class 2-A-6 Certificates, the Distribution

             Date on which the aggregate Class Certificate Balance of the

             Class 2-A-1, Class 2-A-3 and Class 2-A-5 Certificates is reduced to zero,



         o   in the case of the Class 2-A-9 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class 2-A-7 and Class 2-A-8 Certificates is reduced to zero, and



         o   in the case of the Class 2-A-12 Certificates, the Distribution

             Date on which the Class Certificate Balance of the Class 2-A-10

             Certificates is reduced to zero.



This accrued and unpaid interest will be added to the Class Certificate Balance of the Class 2-A-5, Class 2-A-6, Class 2-A-9 or Class 2-A-12 Certificates, as

applicable, on the related Distribution Date.



         If on any Distribution Date, Available Funds for a loan group in the

Certificate Account applied in the order described above under "-- Priority of

Distributions Among Certificates" are insufficient to make a full distribution or accretion of the interest entitlement on the group of certificates related to that loan group, interest will be distributed or accreted on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive or accrete on the next

Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.



Yield Supplement Amount



         The "Yield Supplement Amount" for any Distribution Date on or prior to the related Yield Maintenance Agreement Termination Date will equal



     o   for the Class 1-A-5 Certificates, the product of:



         (i) the excess of (A) the lesser of (x) LIBOR (as determined by the Cap

Counterparty) and (y) 10.55% over (B) 5.30%,



         (ii) the related Yield Maintenance Notional Balance for that

Distribution Date, and



         (iii) a fraction, the numerator of which is 30, and the denominator of which is 360;



     o   for the Class 2-A-1 Certificates, the product of:



         (i) the excess of (A) the lesser of (x) LIBOR (as determined by the Cap

Counterparty) and (y) 10.25% over (B) 5.25%,



         (ii) the related Yield Maintenance Notional Balance for that

Distribution Date, and



         (iii) a fraction, the numerator of which is 30, and the denominator of which is 360; and



     o   for the Class 2-A-10 Certificates, the product of:



         (i) the excess of (A) the lesser of (x) LIBOR (as determined by the Cap

Counterparty) and (y) 10.55% over (B) 5.55%,



         (ii) the related Yield Maintenance Notional Balance for that

Distribution Date, and



         (iii) a fraction, the numerator of which is 30, and the denominator of which is 360.



         The Yield Maintenance Agreements; Yield maintenance reserve funds. The trust fund will have the benefit of three interest rate corridor cap agreements

(each, a "Yield Maintenance Agreement") between the trust fund and The Bank of

New York (the "Cap Counterparty"), as evidenced in each case by a confirmation that will be assigned to the trustee on behalf of the trust fund on the closing date.



         Pursuant to each Yield Maintenance Agreement, the terms of an ISDA

Master Agreement were incorporated into the Confirmation of each Yield

Maintenance Agreement as if such ISDA Master Agreement had been executed by the related parties to that Yield Maintenance Agreement on the date that Yield

Maintenance Agreement was executed. Each Yield Maintenance Agreement is also subject to certain ISDA definitions, as published by the International Swaps and

Derivatives Association, Inc.



         On or prior to the related Yield Maintenance Agreement Termination

Date, on the second business day preceding each Distribution Date beginning in

February 2006, the Cap Counterparty will make payments of each Yield Supplement

Amount.



         Each "Yield Maintenance Notional Balance" on each Distribution Date on or prior to the related Yield Maintenance Agreement Termination Date will be as described in Schedule 1 to this free writing prospectus for the related class of certificates, subject to a maximum equal to the Class Certificate Balance of the related class of certificates immediately prior to such Distribution Date.

         The Yield Maintenance Notional Balance of the Yield Maintenance

Agreement for the Class 1-A-5 Certificates is based on the group 1 mortgage loans having a prepayment rate equal to 50% of the Group 1 Prepayment

Assumption. The Yield Maintenance Notional Balance of the Yield Maintenance

Agreement for the Class 2-A-1 Certificates is based on the group 2 mortgage loans having a prepayment rate equal to 75% of the Group 2 Prepayment

Assumption. The Yield Maintenance Notional Balance of the Yield Maintenance

Agreement for the Class 2-A-10 Certificates is based on the group 2 mortgage loans having a prepayment rate equal to 50% of the Group 2 Prepayment

Assumption.



         After a Yield Maintenance Agreement Termination Date, the related Yield

Maintenance Notional Balance will be equal to zero, and the related Yield

Maintenance Agreement will be terminated.



         Payments made under each Yield Maintenance Agreement will be based on the related Yield Maintenance Notional Balance. If the applicable Yield

Maintenance Notional Balance set forth on Schedule 1 to this free writing prospectus decreases at a faster rate than the Class Certificate Balance of the related class of certificates, payments under the related Yield Maintenance

Agreement, together with the amount, if any, on deposit in the related yield maintenance reserve fund, may be insufficient to distribute the related Yield

Supplement Amount to the applicable class of certificates.



         The Yield Maintenance Agreement for each of the below classes of certificates is scheduled to remain in effect up to and including the

Distribution Date in the month set forth in the table below (each, a "Yield

Maintenance Agreement Termination Date"):



                                     Yield Maintenance Agreement

           Class                           Termination Date

       ------------                  ---------------------------

       Class 1-A-5                         December 2019

       Class 2-A-1                         September 2018

       Class 2-A-10                          April 2018



         The Yield Maintenance Agreements will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events relating to the Cap Counterparty or the trust fund, the failure of the Cap Counterparty (three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under the applicable Yield Maintenance Agreement, the failure by the Cap Counterparty or the trustee (30 days after notice of such failure is received) to perform any other agreement made by it under the related Yield Maintenance Agreement, and the related Yield Maintenance Agreement becoming illegal or subject to certain kinds of taxation.



         If a Yield Maintenance Agreement is terminated, the Cap Counterparty may owe a termination payment to the trustee, payable in a lump sum to be held by the trustee until the scheduled termination date of that Yield Maintenance

Agreement. However, if such termination occurs, no assurance can be given that any such termination payment will be owing to the trustee.



         Any amounts received from the Cap Counterparty under a Yield

Maintenance Agreement will be deposited in the related yield maintenance reserve fund established by the trustee (each, a "yield maintenance reserve fund"). Any amounts on deposit in the yield maintenance reserve funds will be the property of the trust fund, but will not be part of any REMIC. On each Distribution Date,

the trustee will withdraw the amount of each Yield Supplement Amount from funds available on deposit in the related yield maintenance reserve fund. Any amounts received pursuant to a Yield Maintenance Agreement and not used to cover any

Yield Supplement Amount on a Distribution Date will be distributed to the Cap

Counterparty and will not be available on any future Distribution Date to cover any Yield Supplement Amount. There can be no assurance, however, that funds in a yield maintenance reserve fund will be available to pay the related Yield

Supplement Amount on such Distribution Date or subsequent Distribution Dates.



         The Class 1-A-5, Class 2-A-1 and Class 2-A-10 Certificates do not

represent an obligation of the Cap Counterparty. Holders of the Class 1-A-5,

Class 2-A-1 and Class 2-A-10 Certificates are not parties to or beneficiaries under the related Yield Maintenance Agreement and will not have any right to proceed directly against the Cap Counterparty in respect of its obligation under the applicable Yield Maintenance Agreement.



         The Cap Counterparty. The Bank of New York is the principal subsidiary of The Bank of New York Company, Inc. The senior debt of The Bank of New York is rated "Aa2" by Moody's and "AA-" by S&P and Fitch.



Principal



         All payments and other amounts received in respect of principal of the

Mortgage Loans in a loan group will be allocated between the related Class PO

Component and the related senior certificates (other than the related Notional

Amount Certificates and the related Class PO Component) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.



         The "Non-PO Percentage" with respect to any Mortgage Loan in a loan group with an adjusted net mortgage rate less than the Required Coupon (each a

"Discount Mortgage Loan") will be determined by the adjusted net mortgage rate of that Mortgage Loan divided by the applicable Required Coupon.



         The Non-PO Percentage with respect to any Mortgage Loan in a loan group with an adjusted net mortgage rate equal to or greater than the Required Coupon

(each a "Non-Discount Mortgage Loan"), will be 100%.



         The "PO Percentage" with respect to any Discount Mortgage Loan in a loan group will be equal to (x) the applicable Required Coupon minus the adjusted net mortgage rate divided by (y) the applicable Required Coupon.



         The PO Percentage with respect to any Non-Discount Mortgage Loan will be 0%.



         The Required Coupon for each loan group is as follows:



   Loan Group         Required Coupon

   ----------         ---------------

       1                   5.75%

       2                   6.00%

       3                   5.75%

       4                   6.00%

       5                   5.75%



         Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO

Formula Principal Amount for each loan group will be distributed as principal to the related classes of senior certificates (other than the related Notional

Amount Certificates and related Class PO Component) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal

Distribution Amount.



         The "Non-PO Formula Principal Amount" for any Distribution Date and

loan group will equal the sum of:



         (i)      the sum of the applicable Non-PO Percentage of:



                  (a)      all monthly payments of principal due on each

                           Mortgage Loan in that loan group on the related Due

                           Date,



                  (b)      the principal portion of the purchase price of each

                           Mortgage Loan in that loan group that was repurchased

                           by the seller or another person pursuant to the

                           pooling and servicing agreement as of the

                           Distribution Date, excluding any Mortgage Loan in

                           that loan group that was repurchased due to a

                           modification of the Mortgage Rate,



                  (c)      the Substitution Adjustment Amount in connection with

                           any deleted Mortgage Loan in that loan group received

                           with respect to the Distribution Date,

                  (d)      any insurance proceeds or liquidation proceeds

                           allocable to recoveries of principal of Mortgage

                           Loans in that loan group that are not yet Liquidated

                           Mortgage Loans received during the calendar month

                           preceding the month of the Distribution Date,



                  (e)      with respect to each Mortgage Loan in that loan group

                           that became a Liquidated Mortgage Loan during the

                           calendar month preceding the month of the

                           Distribution Date, the amount of the liquidation

                           proceeds allocable to principal received with respect

                           to the Mortgage Loan, and



                  (f)      all partial and full principal prepayments by

                           borrowers on the Mortgage Loans in that loan group

                           received during the related Prepayment Period,

                           including the principal portion of the purchase price

                           of any Mortgage Loan in that loan group that was

                           repurchased due to modification of the Mortgage Rate,

                           and



         (ii) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the

Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in that loan group that incurred (1) an Excess Loss or

(2) a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO

Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.



         Class 2-A-5 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 2-A-5 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class 2-A-5 Accrual Amount") will be distributed as principal, first, to the Class 2-A-1 Certificates, until its Class

Certificate Balance is reduced to zero and, second, to the Class 2-A-5

Certificates.



         Class 2-A-9 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 2-A-9 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class 2-A-9 Accrual Amount") will be distributed as principal, first, sequentially, to Class 2-A-7 and Class 2-A-8 Certificates,

in that order, until their respective Class Certificate Balances are reduced to zero and second, to the Class 2-A-9 Certificates.



         Class 2-A-12 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 2-A-12 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class 2-A-12 Accrual Amount") will be distributed as principal, first, to the Class 2-A-10 Certificates, until its Class

Certificate Balance is reduced to zero and, second, to the Class 2-A-12

Certificates.



         Class 2-A-6 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, after making distributions of the Class 2-A-5 Accrual Amount, the amount of accrued interest on the

Class 2-A-6 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class 2-A-6 Accrual Amount") will be distributed as principal in the following order:



         (a)      an amount up to $1,000 on each Distribution Date,

                  sequentially, to the Class 2-A-1 and Class 2-A-5 Certificates,

                  in that order, until their respective Class Certificate

                  Balances are reduced to zero;



         (b)      to the Class 2-A-3 Certificates, an amount up to $306,585 on each Distribution Date until its Class Certificate Balance is reduced to zero;



         (c)      sequentially, to the Class 2-A-1, Class 2-A-5 and Class 2-A-3

                  Certificates, in that order, until their respective Class

                  Certificate Balances are reduced to zero; and



         (d)      to the Class 2-A-6 Certificates.

         Senior Principal Distribution Amount. On each Distribution Date before the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount

for a loan group, up to the amount of the related Senior Principal Distribution

Amount for the Distribution Date will be distributed as principal of the following classes of senior certificates, as follows:



         (a) with respect to loan group 1, sequentially, as follows:



                  (i) to the Class A-R Certificates until its Class Certificate

         Balance is reduced to zero;



                  (ii) concurrently, to the Class 1-A-4 and Class 1-A-9

         Certificates, pro rata, the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero;



                  (iii) to Aggregate Group I in an amount up to the amount

         necessary to reduce the Aggregate Group Balance I to its Planned

         Balance for that Distribution Date;



                  (iv) to the Class 1-A-5 Certificates in an amount necessary to reduce its Class Certificate Balance to its Planned Balance for that

         Distribution Date;



                  (v) concurrently, to the Class 1-A-7 and Class 1-A-8

         Certificates, pro rata, until their respective Class Certificate

         Balances are reduced to zero;



                  (vi) to the Class 1-A-5 Certificates without regard to its

         Planned Balance, until its Class Certificate Balance is reduced to zero;



                  (vii) to Aggregate Group I without regard to its Planned

         Balance, until the Aggregate Group Balance I is reduced to zero; and



                  (viii) concurrently, to the Class 1-A-4 and Class 1-A-9

         Certificates, pro rata, without regard to the Group 1 Priority Amount,

         until their respective Class Certificate Balances are reduced to zero;



         (b) with respect to loan group 2, sequentially, as follows:



                  (i) concurrently, to the Class 2-A-4 and Class 2-A-13

         Certificates, pro rata, the Group 2 Priority Amount;



                  (ii) concurrently,



                           (A)      81.1116420869% of that remaining as follows:



                                    first, to Aggregate Group II, in an amount

                           up to the amount necessary to reduce the Aggregate

                           Group Balance II to its Planned Balance for that

                           Distribution Date;



                                    second, to the Class 2-A-10 Certificates in

                           an amount up to the amount necessary to reduce its

                           Class Certificate Balance to its Planned Balance for

                           that Distribution Date;



                                    third, to the Class 2-A-12 Certificates

                           until its Class Certificate Balance is reduced to

                           zero;



                                    fourth, to the Class 2-A-10 Certificates

                           without regard to its Planned Balance, until its

                           Class Certificate Balance is reduced to zero; and



                                    fifth, to Aggregate Group II, without regard

                           to its Planned Balance, until the Aggregate Group

                           Balance II is reduced to zero; and

                           (B)      18.8883579131% of that remaining amount, as

                                    follows:



                                    first, an amount up to, on each Distribution

                           Date, the excess of (x) $1,000 over (y) the Class

                           2-A-6 Accrual Amount paid on that Distribution Date,

                           sequentially, to the Class 2-A-1 and Class 2-A-5

                           Certificates, in that order, until their respective

                           Class Certificate Balances are reduced to zero;



                                    second, to the Class 2-A-3 Certificates, an

                           amount up to $306,585 on each Distribution Date until

                           its Class Certificate Balance is reduced to zero;



                                    third, sequentially, to the Class 2-A-1,

                           Class 2-A-5, Class 2-A-3 and Class 2-A-6

                           Certificates, in that order, until their respective

                           Class Certificate Balances are reduced to zero; and



                  (iii) concurrently, to the Class 2-A-4 and Class 2-A-13

         Certificates, pro rata, without regard to the Group 2 Priority Amount,

         until their respective Class Certificate Balances are reduced to zero;



         (c) with respect to loan group 3, to the Class 3-A-1 Certificates until its Class Certificate Balance is reduced to zero;



         (d) with respect to loan group 4 to the Class 4-A-1 Certificates until its Class Certificate Balance is reduced to zero;



         (e) with respect to loan group 5, sequentially, as follows:



                  (i) to the Class 5-A-3 Certificates, the Group 5 Priority

                  Amount, until its Class Certificate Balance is reduced to

                  zero;



                  (ii) sequentially, to the Class 5-A-1 and Class 5-A-2

                  Certificates, in that order, until their respective Class

                  Certificate Balances are reduced to zero; and



                  (iii) to the Class 5-A-3 Certificates, without regard to the

                  Group 5 Priority Amount, until its Class Certificate Balance is reduced to zero.



         On each Distribution Date on and after the Senior Credit Support

Depletion Date, the Non-PO Formula Principal Amount for each loan group will be distributed, concurrently as principal of the classes of senior certificates in the related senior certificate group (other than the related Notional Amount

Certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution

Date.



         The "Aggregate Group I" consists of the Class 1-A-1, Class 1-A-2 and

Class 1-A-3 Certificates. On each Distribution Date, payments of principal of the Aggregate Group I will be applied sequentially, to the Class 1-A-1,

Class 1-A-2 and Class 1-A-3 Certificates, in that order, until their respective

Class Certificate Balances are reduced to zero.



         The "Aggregate Group II" consists of the Class 2-A-7, Class 2-A-8 and

Class 2-A-9 Certificates. On each Distribution Date, payments of principal of the Aggregate Group II will be applied sequentially, to the Class 2-A-7,

Class 2-A-8 and Class 2-A-9 Certificates, in that order, until their respective

Class Certificate Balances are reduced to zero.



         The "Aggregate Group Balance I" as of any Distribution Date is equal to the aggregate Class Certificate Balance of the classes of Aggregate Group I immediately prior to that Distribution Date.



         The "Aggregate Group Balance II" as of any Distribution Date is equal to the aggregate Class Certificate Balance of the classes of Aggregate Group II immediately prior to that Distribution Date.

         The capitalized terms used in this free writing prospectus shall have the following meanings:



         The "Group 1 Priority Amount" for any Distribution Date will equal the product of (i) the sum of the Group 1 Scheduled Principal Distribution Amount

and Group 1 Unscheduled Principal Distribution Amount, (ii) the Group 1 Priority

Percentage and (iii) the Group 1 Shift Percentage.



         The "Group 1 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate

Class Certificate Balance of the Class 1-A-4 and Class 1-A-9 Certificates

immediately prior to that Distribution Date and the denominator of which is equal to the Non-PO Percentage of the aggregate Stated Principal Balance of the group 1 mortgage loans on that date (after giving effect to prepayments on the

Mortgage Loans received in the Prepayment Period related to that prior Due

Date).



         The "Group 1 Scheduled Principal Distribution Amount" for any

Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula

Principal Amount for loan group 1 for such Distribution Date; provided, however,

that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a group 1 mortgage loan that is not a Liquidated Mortgage Loan, the Group 1

Scheduled Principal Distribution Amount will be reduced on the related

Distribution Date by the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.



         The "Group 1 Shift Percentage" for (i) any Distribution Date occurring during the five-year period beginning on the first Distribution Date will equal

0% and (ii) any Distribution Date thereafter, will equal: for any Distribution

Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter,

60%; for any Distribution Date in the fourth year thereafter, 80%; and for any

Distribution Date thereafter, 100%.



         The "Group 1 Unscheduled Principal Distribution Amount" for any

Distribution Date will equal the sum of (x) the Senior Liquidation Amount for loan group 1 and (y) the Non-PO Percentage of the sum of the amounts described in subclause (f) of clause (i) and clause (ii) of the definition of Non-PO

Formula Principal Amount for loan group 1 for such Distribution Date.



         The "Group 2 Priority Amount" for any Distribution Date will equal the product of (i) the sum of the Group 2 Scheduled Principal Distribution Amount

and Group 2 Unscheduled Principal Distribution Amount, (ii) the Group 2 Priority

Percentage and (iii) the Group 2 Shift Percentage.



         The "Group 2 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate

Class Certificate Balance of the Class 2-A-4 and Class 2-A-13 Certificates

immediately prior to that Distribution Date and the denominator of which is equal to the Non-PO Percentage of the aggregate Stated Principal Balance of the group 2 mortgage loans on that date (after giving effect to prepayments on the

Mortgage Loans received in the Prepayment Period related to that prior Due

Date).



         The "Group 2 Scheduled Principal Distribution Amount" for any

Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula

Principal Amount for loan group 2 for such Distribution Date; provided, however,

that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a group 2 mortgage loan that is not a Liquidated Mortgage Loan, the Group 2

Scheduled Principal Distribution Amount will be reduced on the related

Distribution Date by the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.



         The "Group 2 Shift Percentage" for (i) any Distribution Date occurring during the five-year period beginning on the first Distribution Date will equal

0% and (ii) any Distribution Date thereafter, will equal: for any Distribution

Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter,

60%; for any Distribution Date in the fourth year thereafter, 80%; and for any

Distribution Date thereafter, 100%.



         The "Group 2 Unscheduled Principal Distribution Amount" for any

Distribution Date will equal the sum of (x) the Senior Liquidation Amount for loan group 2 and (y) the Non-PO Percentage of the sum of the amounts described in subclause (f) of clause (i) and clause (ii) of the definition of

Non-PO Formula Principal Amount for loan group 2 for such Distribution Date.



         The "Group 5 Priority Amount" for any Distribution Date will equal the product of (i) the sum of the Group 5 Scheduled Principal Distribution Amount

and Group 5 Unscheduled Principal Distribution Amount, (ii) the Group 5 Priority

Percentage and (iii) the Group 5 Shift Percentage.



         The "Group 5 Priority Percentage" for any Distribution Date, will equal the percentage equivalent of a fraction, the numerator of which is the Class

Certificate Balance of the Class 5-A-3 Certificates immediately prior to that

Distribution Date and the denominator of which is equal to the Non-PO Percentage of the aggregate Stated Principal Balance of the group 5 mortgage loans on that date (after giving effect to prepayments on the Mortgage Loans received in the

Prepayment Period related to that prior Due Date).



         The "Group 5 Scheduled Principal Distribution Amount" for any

Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula

Principal Amount for loan group 5 for such Distribution Date; provided, however,

that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a group 5 mortgage loan that is not a Liquidated Mortgage Loan, the Group 5

Scheduled Principal Distribution Amount will be reduced on the related

Distribution Date by the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.



         The "Group 5 Shift Percentage" for (i) any Distribution Date occurring during the five-year period beginning on the first Distribution Date will equal

0% and (ii) any Distribution Date thereafter, will equal: for any Distribution

Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter,

60%; for any Distribution Date in the fourth year thereafter, 80%; and for any

Distribution Date thereafter, 100%.



         The "Group 5 Unscheduled Principal Distribution Amount" for any

Distribution Date will equal the sum of (x) the Senior Liquidation Amount for loan group 5 and (y) the Non-PO Percentage of the sum of the amounts described in subclause (f) of clause (i) and clause (ii) of the definition of Non-PO

Formula Principal Amount for loan group 5 for such Distribution Date.



         The "Senior Credit Support Depletion Date" is the date on which the

Class Certificate Balance of each class of subordinated certificates has been reduced to zero.



         "Senior Liquidation Amount" means for any Distribution Date and for each Mortgage Loan in a loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

(a) the Senior Percentage of the applicable Non-PO Percentage of the Stated

Principal Balance of the Mortgage Loan in that loan group and (b) either (x) if an Excess Loss was not sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the applicable

Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan in that loan group or (y) if an Excess

Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan in that loan group.



         "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.



         The "Senior Principal Distribution Amount" for any Distribution Date

and loan group will equal the sum of



(i)      the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution

         Date,

(ii)     the Senior Liquidation Amount for that loan group and Distribution

         Date,



(iii)    the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of

         Non-PO Formula Principal Amount for that loan group and Distribution

         Date; and



(iv)     the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date;



provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior

Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.



         Notwithstanding the foregoing definition of Senior Principal

Distribution Amount, on any Distribution Date after the fourth Senior

Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the mortgage pool, as opposed to the Mortgage Loans in the related loan group.



         "Stated Principal Balance" means for any Mortgage Loan and any Due

Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period),

after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate of the Stated Principal Balances of the Mortgage

Loans.



         The "Senior Percentage" for any senior certificate group and

Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of each class of senior certificates of such senior certificate group (other than the related Class PO

Component and the related Notional Amount Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage

Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the fourth Senior Termination Date, the Senior

Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class

Certificate Balance of the Certificates (other than the related Class PO

Component and the related Notional Amount Certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution Date. For any Distribution Date on or prior to the fourth Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the fourth

Senior Termination Date, the "Subordinated Percentage" will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such

Distribution Date.



         The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first

Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph.

This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates

(other than the related Class PO Component and the related Notional Amount

Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "Subordinated Prepayment

Percentage" for a loan group as of any

Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage on that Distribution Date.



         The Senior Prepayment Percentage of a senior certificate group for any

Distribution Date occurring on or after the fifth anniversary of the first

Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related

Subordinated Percentage for the Distribution Date; for any Distribution Date in

the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution

Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution

Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any

Distribution Date thereafter, the related Senior Percentage for the Distribution

Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case each Senior Prepayment Percentage for the

Distribution Date will once again equal 100%).



         Notwithstanding the foregoing, no decrease in the Senior Prepayment

Percentage for either loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:



o    the outstanding principal balance of all Mortgage Loans in a loan group delinquent 60 days or more (averaged over the preceding six month period)

     (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to the fourth Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the fourth Senior Termination Date, the aggregate Class

     Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o        cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed



         o        commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the fourth Senior Termination Date, the

                  Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal

                  Balances of the Mortgage Loans in that loan group, in each case as of the Cut-off Date or (ii) if such date is after

                  the fourth Senior Termination Date, the aggregate Class

                  Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate

                  principal balance"),



         o        commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original

                  subordinate principal balance,



         o        commencing with the Distribution Date on the seventh

                  anniversary of the first Distribution Date, 40% of the

                  original subordinate principal balance,



         o        commencing with the Distribution Date on the eighth

                  anniversary of the first Distribution Date, 45% of the

                  original subordinate principal balance, and



         o        commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original

                  subordinate principal balance.



         The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.



         If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.



Cross-Collateralization



         Cross-Collateralization due to disproportionate principal payments. On each Distribution Date after a Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the fourth Senior Termination

Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate

Subordinated Percentage for that Distribution Date is greater than or equal to

200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.



         Cross-Collateralization due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO

Pool Balance for that loan group (any such group, the "Undercollateralized

Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, other than the related Class PO Component, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component, of the

Undercollateralized Group equals the Non-PO Pool Balance for that loan group

(such distribution, an "Undercollateralization Distribution"). If the senior certificates of a senior
certificate group constitute an Undercollateralized Group on any Distribution

Date following the Senior Credit Support Depletion Date, Undercollateralization

Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO

Component, of that related senior certificate group. If more than one

Undercollateralized Group on any Distribution Date is entitled to an

Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related

Undercollateralized Group. If more than one senior certificate group on any

Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization

Distribution will be allocated among such senior certificate groups, pro rata,

based upon the aggregate Class Certificate Balance of the related senior certificates. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.



         The "Non-PO Pool Balance" for a loan group and any Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all

Mortgage Loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in that loan group.



         All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and

"-- Subordinated Principal Distribution Amount" below.



         Subordinated Principal Distribution Amount. On each Distribution Date and with respect to each loan group, to the extent of Available Funds, the

Non-PO Formula Principal Amount for each loan group, up to the amount of the

Subordinated Principal Distribution Amount for each loan group for the

Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the

Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates,

until their respective Class Certificate Balances are reduced to zero.



         With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination

Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "Applicable Credit

Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable

Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the

"Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.



         The "Class Subordination Percentage" with respect to any Distribution

Date and each class of subordinated certificates, will equal the fraction

(expressed as a percentage) the numerator of which is the Class Certificate

Balance of that class of subordinated certificates immediately before the

Distribution Date and the denominator of which is the aggregate Class

Certificate Balance of all classes of certificates immediately before the

Distribution Date.

         The approximate Original Applicable Credit Support Percentages for the

subordinated certificates on the date of issuance of the certificates are expected to be as follows:





Class B-1....................................       5.25%

Class B-2....................................       3.30%

Class B-3....................................       2.10%

Class B-4....................................       1.30%

Class B-5....................................       0.75%

Class B-6....................................       0.30%




         The "Subordinated Principal Distribution Amount" for any Distribution

Date and loan group will equal the sum of:



         o        the related Subordinated Percentage of the applicable Non-PO

                  Percentage of all amounts described in subclauses (a) through

                  (d) of clause (i) of the definition of Non-PO Formula

                  Principal Amount for that loan group and Distribution Date,



         o        for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the

                  Distribution Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the

                  amounts pursuant to clause (ii) of the definition of Senior

                  Principal Distribution Amount, up to the related Subordinated

                  Percentage of the applicable Non-PO Percentage of the Stated

                  Principal Balance of the Mortgage Loan,



         o        the Subordinated Prepayment Percentage of the applicable

                  Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal

                  Amount for that loan group and Distribution Date, and



         o        the Subordinated Prepayment Percentage of any Subsequent

                  Recoveries described in clause (ii) of the definition of

                  Non-PO Formula Principal Amount for that loan group and

                  Distribution Date, reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the

                  Distribution Date.



         On any Distribution Date after the fourth Senior Termination Date, the

Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment

Percentage, as applicable, for the subordinated certificates for such

Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.



         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each

Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.



         Class PO Principal Distribution Amount. On each Distribution Date,

distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of



         o        Available Funds for the related loan group remaining after distribution and accretion of interest on the senior

                  certificates, and

         o        a fraction, the numerator of which is the related PO Formula

                  Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior

                  Principal Distribution Amount.



         If the Class PO Principal Distribution Amount on a Distribution Date is

calculated as provided in clause (y) above, principal distributions to holders of the related senior certificates (other than the related Notional Amount

Certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution and accretion of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution

Amount and the denominator of which is the sum of that Senior Principal

Distribution Amount and the related PO Formula Principal Amount.



         The "PO Formula Principal Amount" for any Distribution Date and Class

PO Component will equal the sum of:



         (i) the sum of the applicable PO Percentage of:



                  (a)      all monthly payments of principal due on each

                           Mortgage Loan in the related loan group on the

                           related Due Date,



                  (b)      the principal portion of the purchase price of each

                           Mortgage Loan in the related loan group that was

                           repurchased by the seller or another person pursuant

                           to the pooling and servicing agreement as of the

                           Distribution Date, excluding any Mortgage Loan in the

                           related loan group that was repurchased due to a

                           modification of the Mortgage Rate,



                  (c)      the Substitution Adjustment Amount in connection with

                           any deleted Mortgage Loan in the related loan group

                           received for the Distribution Date,



                  (d)      any insurance proceeds or liquidation proceeds

                           allocable to recoveries of principal of Mortgage

                           Loans in the related loan group that are not yet

                           Liquidated Mortgage Loans received during the

                           calendar month preceding the month of the

                           Distribution Date,



                  (e)      for each Mortgage Loan in the related loan group that

                           became a Liquidated Mortgage Loan during the calendar

                           month preceding the month of the Distribution Date,

                           the amount of liquidation proceeds allocable to

                           principal received on the Mortgage Loan, and



                  (f)      all partial and full principal prepayments by

                           borrowers on the Mortgage Loans in the related loan

                           group received during the related Prepayment Period,

                           including the principal portion of the purchase price

                           of any Mortgage Loan in the related loan group that

                           was repurchased due to modification of the Mortgage

                           Rate, and



         (ii) with respect to Subsequent Recoveries attributable to a Discount

Mortgage Loan in the related loan group that incurred (1) an Excess Loss or

(2) a Realized Loss after the Senior Credit Support Depletion Date, the PO

Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.



Allocation of Losses



         On each Distribution Date, the applicable PO Percentage of any Realized

Loss, including any Excess Loss, on a Discount Mortgage Loan in a loan group will be allocated to the related Class PO Component until its component balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the Senior

Credit Support Depletion Date, will be treated as a "Class PO Deferred Amount."

To the extent funds are available on the Distribution Date or on any future

Distribution Date from amounts that would otherwise be allocable from Available

Funds of each of the loan group for the Subordinated Principal Distribution

Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates. Any distribution of

Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component.

The Class PO Deferred Amounts will not bear interest. The Class Certificates

Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit

Support Depletion Date, no new Class PO Deferred Amounts will be created.



         On each Distribution Date, the applicable Non-PO Percentage of any

Realized Loss on the Mortgage Loans in a loan group, other than any Excess Loss,

will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each class of subordinated certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than the related Notional Amount

Certificates) pro rata, based upon their respective Class Certificate Balances,

or in the case of the Class 2-A-5, Class 2-A-6, Class 2-A-9 and Class 2-A-12

Certificates, on the basis of the lesser of their respective original Class

Certificate Balances and their current Class Certificate Balances, except that

(a) the Non-PO Percentage of any Realized Losses on the group 1 mortgage loans that would otherwise be allocated to the Class 1-A-2, Class 1-A-4 and Class

1-A-5 Certificates will instead be allocated to the Class 1-A-9 Certificates until its Class Certificate Balance is reduced to zero, as follows: (i) the first $2,647,175 (approximately 26.0% of the Class Certificate Balance of the

Class 1-A-9 Certificates) of Realized Losses that would otherwise be allocated to the Class 1-A-2 Certificates will instead be allocated to the Class 1-A-9

Certificates, (ii) the first $1,660,985 (approximately 16.3% of the Class

Certificate Balance of the Class 1-A-9 Certificates) of Realized Losses that would otherwise be allocated to the Class 1-A-4 Certificates will instead be allocated to the Class 1-A-9 Certificates and (iii) the first $5,877,240

(approximately 57.7% of the Class Certificate Balance of the Class 1-A-9

Certificates) of Realized Losses that would otherwise be allocated to the

Class 1-A-5 Certificates will instead be allocated to the Class 1-A-9

Certificates and (b) the Non-PO Percentage of any Realized Losses on the group 2 mortgage loans that would otherwise be allocated to the Class 2-A-1,

Class 2-A-4, Class 2-A-8 and Class 2-A-10 Certificates will instead be allocated to the Class 2-A-13 Certificates until its Class Certificate Balance is reduced to zero, as follows: (i) the first $1,125,000 (approximately 9.9% of the Class

Certificate Balance of the Class 2-A-13 Certificates) of Realized Losses that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-13 Certificates, (ii) the first $2,136,595

(approximately 18.9% of the Class Certificate Balance of the Class 2-A-13

Certificates) of Realized Losses that would otherwise be allocated to the

Class 2-A-4 Certificates will instead be allocated to the Class 2-A-13

Certificates, (iii) the first $1,505,515 (approximately 13.3% of the Class

Certificate Balance of the Class 2-A-13 Certificates) of Realized Losses that would otherwise be allocated to the Class 2-A-8 Certificates will instead be allocated to the Class 2-A-13 Certificates and (iv) the first $6,554,890

(approximately 57.9% of the Class Certificate Balance of the Class 2-A-13

Certificates) of Realized Losses that would otherwise be allocated to the

Class 2-A-10 Certificates will instead be allocated to the Class 2-A-13

Certificates.



         On each Distribution Date, the applicable Non-PO Percentage of Excess

Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the subordinated certificates as follows:



o        the applicable Senior Percentage of the Non-PO Percentage of such

         Excess Loss will be allocated among the classes of senior certificates in that senior certificate group, pro rata, based on their Class

         Certificate Balances and



o        the applicable Subordinated Percentage of the Non-PO Percentage of such

         Excess Loss will be allocated among the classes of subordinated certificates, pro rata, based on each class' share of the Assumed

         Balance for the applicable loan group.



         The share of the Assumed Balance for each class of subordinated certificates and a loan group will be based on the Class Certificate Balance of each class of subordinated certificates; provided, however, on any Distribution

Date after the fourth Senior Termination Date, such Excess Losses on the

Mortgage Loans in the related loan group will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the Senior Credit

Support Depletion Date, the Non-PO Percentage of any Excess

Loss on any Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group. Unlike Realized Losses,

the Non-PO Percentage of any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates

(other than the related Notional Amount Certificates and the related Class PO

Component) including the Class 1-A-2, Class 1-A-4, Class 1-A-5, Class 2-A-1,

Class 2-A-4, Class 2-A-8 and Class 2-A-10 Certificates, without any reallocation of Excess Losses.



         Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the Notional Amount

Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.



         In general, a "Realized Loss" means, for a Liquidated Mortgage Loan,

the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the

Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss

Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of

Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are

Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement --

Subordination" in this free writing prospectus.



         A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a

Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.



         "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized

Loss in a month prior to the month of receipt of such recoveries.



         The pooling and servicing agreement does not permit the allocation of

Realized Losses to the Class P Certificates.





                               CREDIT ENHANCEMENT



Subordination



         The applicable Non-PO Percentage of any Realized Losses, other than

Excess Losses, will be allocated as described under "Description of the

Certificates - Allocation of Losses" in this free writing prospectus.



         The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1

Certificates) to receive the distributions that are allocated to the subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard

Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss

Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount,

respectively, as
described in the following paragraphs. The applicable Non-PO Percentage of

Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation. In addition, the Class Certificate Balance of the subordinated certificates having the highest numerical designation will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.



         The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against



o        Special Hazard Losses in an initial amount expected to be up to approximately $16,683,627.20 (the "Special Hazard Loss Coverage

         Amount"),



o        Bankruptcy Losses in an initial amount expected to be up to approximately $495,422.88 (the "Bankruptcy Loss Coverage Amount"), and



o        Fraud Losses in an initial amount expected to be up to approximately

         $50,050,881.60 (the "Fraud Loss Coverage Amount").



         The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of



o        that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage

         Loans, incurred since the closing date, or



o        the greatest of



         o        1% of the aggregate of the principal balances of the Mortgage

                  Loans,



         o        twice the principal balance of the largest Mortgage Loan, and



         o        the aggregate principal balances of the Mortgage Loans,

                  secured by mortgaged properties located in the single

                  California postal zip code area having the highest aggregate principal balance of any ZIP code area.



All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.



         The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, the Fraud

Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off

Date, to zero and on the first, second, third and fourth anniversaries of the

Cut-off Date, to an amount equal to the lesser of:



o        2.00% of the then current pool principal balance, in the case of the first such anniversary and 1.00% as of the second, third and fourth such anniversaries,



and



o        the excess of:



         o        the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over



         o        the cumulative amount of Fraud Losses allocated to the

                  Certificates since the preceding anniversary.

         The Bankruptcy Loss Coverage Amount will be reduced, from time to time,

by the amount of Bankruptcy Losses allocated to the subordinated certificates.



         The amount of coverage provided by the subordinated certificates for

Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud

Losses.



         A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a

Mortgage Loan. In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition,

other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the master servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction or

Deficient Valuation.

                           PRINCIPAL BALANCE SCHEDULES





                    Aggregate Group I       Class 1-A-5

Month of             Planned Balance      Planned Balance    Aggregate Group II      Class 2-A-10

Distribution Date          ($)                  ($)          Planned Balance ($)  Planned Balance ($)

-----------------   -----------------     ---------------    -------------------  -------------------


Initial             220,884,000.00       111,947,400.00       227,478,000.00         124,855,000.00

January 2006        220,884,000.00       109,251,993.97       227,478,000.00         121,734,078.51

February 2006       220,884,000.00       106,244,363.11       227,478,000.00         118,408,407.35

March 2006          220,884,000.00       102,928,478.43       227,478,000.00         114,810,815.16

April 2006          220,884,000.00        99,308,925.33       227,478,000.00         110,946,133.70

May 2006            220,884,000.00        95,390,997.51       227,478,000.00         106,819,739.55

June 2006           220,884,000.00        91,180,688.09       227,478,000.00         102,437,543.93

July 2006           220,884,000.00        86,684,678.01       227,478,000.00          97,805,980.63

August 2006         220,884,000.00        81,910,321.77       227,478,000.00          92,931,992.17

September 2006      220,884,000.00        76,865,630.47       227,478,000.00          87,823,014.11

October 2006        220,884,000.00        71,756,747.12       227,478,000.00          82,520,475.15

November 2006       220,884,000.00        66,624,560.77       227,478,000.00          77,287,805.01

December 2006       220,884,000.00        61,560,254.75       227,478,000.00          72,124,094.85

January 2007        219,334,640.41        58,112,303.30       225,926,026.51          68,580,421.10

February 2007       217,701,260.92        54,814,492.86       224,287,571.90          65,190,405.97

March 2007          215,984,682.71        51,665,139.75       222,563,453.88          61,952,357.81

April 2007          214,185,780.28        48,662,518.17       220,754,545.08          58,864,541.37

May 2007            212,305,480.71        45,804,860.80       218,861,772.39          55,925,178.35

June 2007           210,344,762.95        43,090,359.37       216,886,116.13          53,132,448.05

July 2007           208,304,656.99        40,517,165.35       214,828,609.36          50,484,487.93

August 2007         206,186,243.03        38,083,390.64       212,690,336.93          47,979,394.40

September 2007      203,990,650.50        35,787,108.40       210,472,434.60          45,615,223.62

October 2007        201,719,057.17        33,626,353.83       208,176,088.10          43,389,992.24

November 2007       199,372,688.04        31,599,125.12       205,802,532.02          41,301,678.38

December 2007       196,952,814.34        29,703,384.32       203,353,048.81          39,348,222.55

January 2008        194,460,752.33        27,937,058.44       200,828,967.62          37,527,528.62

February 2008       191,897,862.20        26,298,040.37       198,231,663.10          35,837,464.91

March 2008          189,265,546.77        24,784,190.11       195,562,554.16          34,275,865.31

April 2008          186,616,799.82        23,341,786.26       192,833,020.17          32,830,612.93

May 2008            183,962,173.95        21,959,558.07       190,121,518.43          31,422,522.55

June 2008           181,325,212.77        20,613,253.13       187,427,932.74          30,050,991.87

July 2008           178,705,802.15        19,302,285.97       184,752,147.65          28,715,427.18

August 2008         176,103,828.75        18,026,079.44       182,094,048.49          27,415,243.18

September 2008      173,519,179.94        16,784,064.66       179,453,521.29          26,149,862.97

October 2008        170,951,743.84        15,575,680.85       176,830,452.85          24,918,717.83

November 2008       168,401,409.30        14,400,375.28       174,224,730.72          23,721,247.17

December 2008       165,868,065.87        13,257,603.12       171,636,243.16          22,556,898.39

January 2009        163,351,603.86        12,146,827.32       169,064,879.16          21,425,126.82

February 2009       160,851,914.26        11,067,518.58       166,510,528.45          20,325,395.54

March 2009          158,368,888.78        10,019,155.16       163,973,081.46          19,257,175.34

April 2009          155,902,419.85         9,001,222.82       161,452,429.36          18,219,944.56

May 2009            153,452,400.59         8,013,214.70       158,948,463.99          17,213,189.07

June 2009           151,018,724.81         7,054,631.25       156,461,077.93          16,236,402.07

July 2009           148,601,287.03         6,124,980.09       153,990,164.45          15,289,084.04

August 2009         146,199,982.44         5,223,775.95       151,535,617.52          14,370,742.65

September 2009      143,814,706.93         4,350,540.55       149,097,331.78          13,480,892.67

October 2009        141,445,357.06         3,504,802.51       146,675,202.59          12,619,055.81

November 2009       139,091,830.05         2,686,097.27       144,269,125.96          11,784,760.70

December 2009       136,754,023.83         1,893,966.96       141,878,998.61          10,977,542.76

January 2010        134,431,836.95         1,127,960.36       139,504,717.91          10,196,944.11

February 2010       132,125,168.66           387,632.78       137,146,181.91           9,442,513.48

March 2010          129,833,918.84                 0.00       134,803,289.32           8,713,806.14

April 2010          127,557,988.04                 0.00       132,475,939.52           8,010,383.77

May 2010            125,297,277.46                 0.00       130,164,032.54           7,331,814.40

June 2010           123,051,688.92                 0.00       127,867,469.06           6,677,672.35

July 2010           120,821,124.92                 0.00       125,586,150.41           6,047,538.09

August 2010         118,605,488.56                 0.00       123,319,978.58           5,440,998.16

September 2010      116,404,683.60                 0.00       121,068,856.18           4,857,645.16

October 2010        114,218,614.41                 0.00       118,832,686.45           4,297,077.58

November 2010       112,047,185.98                 0.00       116,611,373.29           3,758,899.76

December 2010       109,890,303.95                 0.00       114,404,821.20           3,242,721.83

January 2011        107,887,441.91                 0.00       112,353,493.11           2,878,185.76

February 2011       105,898,642.28                 0.00       110,316,443.08           2,534,041.98

March 2011          103,923,812.85                 0.00       108,293,577.80           2,209,920.85

April 2011          101,962,862.01                 0.00       106,284,804.59           1,905,458.18




                    Aggregate Group I       Class 1-A-5

Month of             Planned Balance      Planned Balance    Aggregate Group II      Class 2-A-10

Distribution Date          ($)                  ($)          Planned Balance ($)  Planned Balance ($)

-----------------   -----------------     ---------------    -------------------  -------------------


May 2011            100,015,698.76                 0.00       104,290,031.36           1,620,295.15

June 2011            98,082,232.68                 0.00       102,309,166.63           1,354,363.51

July 2011            96,162,373.94                 0.00       100,342,119.52           1,110,142.28

August 2011          94,256,033.30                 0.00        98,388,799.72             887,202.51

September 2011       92,363,122.12                 0.00        96,449,117.55             685,122.04

October 2011         90,483,552.32                 0.00        94,522,983.89             503,485.45

November 2011        88,617,236.40                 0.00        92,610,310.20             341,883.93

December 2011        86,764,087.43                 0.00        90,711,008.53             199,915.21

January 2012         84,969,486.41                 0.00        88,870,794.14             124,417.99

February 2012        83,187,655.70                 0.00        87,043,553.94              67,024.16

March 2012           81,418,510.70                 0.00        85,229,202.34              27,356.85

April 2012           79,661,967.38                 0.00        83,427,654.30               5,045.32

May 2012             77,917,942.26                 0.00        81,638,825.32                   0.00

June 2012            76,186,352.41                 0.00        79,862,631.49                   0.00

July 2012            74,467,115.44                 0.00        78,098,989.42                   0.00

August 2012          72,760,149.50                 0.00        76,347,816.29                   0.00

September 2012       71,065,373.27                 0.00        74,609,029.82                   0.00

October 2012         69,382,705.98                 0.00        72,882,548.24                   0.00

November 2012        67,712,067.38                 0.00        71,168,290.36                   0.00

December 2012        66,053,377.75                 0.00        69,466,175.50                   0.00

January 2013         64,525,769.86                 0.00        67,879,724.07                   0.00

February 2013        63,028,145.51                 0.00        66,324,190.44                   0.00

March 2013           61,559,960.80                 0.00        64,799,016.48                   0.00

April 2013           60,120,681.29                 0.00        63,303,653.75                   0.00

May 2013             58,709,781.83                 0.00        61,837,563.32                   0.00

June 2013            57,326,746.44                 0.00        60,400,215.62                   0.00

July 2013            55,971,068.09                 0.00        58,991,090.26                   0.00

August 2013          54,642,248.63                 0.00        57,609,675.89                   0.00

September 2013       53,339,798.56                 0.00        56,255,470.06                   0.00

October 2013         52,063,236.94                 0.00        54,927,979.03                   0.00

November 2013        50,812,091.21                 0.00        53,626,717.65                   0.00

December 2013        49,585,897.08                 0.00        52,351,209.22                   0.00

January 2014         48,557,013.39                 0.00        51,275,772.94                   0.00

February 2014        47,548,005.61                 0.00        50,220,958.39                   0.00

March 2014           46,558,507.52                 0.00        49,186,387.77                   0.00

April 2014           45,588,159.43                 0.00        48,171,689.98                   0.00

May 2014             44,636,608.09                 0.00        47,176,500.55                   0.00

June 2014            43,703,506.52                 0.00        46,200,461.47                   0.00

July 2014            42,788,513.98                 0.00        45,243,221.10                   0.00

August 2014          41,891,295.79                 0.00        44,304,434.05                   0.00

September 2014       41,011,523.28                 0.00        43,383,761.10                   0.00

October 2014         40,148,873.64                 0.00        42,480,869.05                   0.00

November 2014        39,303,029.84                 0.00        41,595,430.64                   0.00

December 2014        38,473,680.55                 0.00        40,727,124.46                   0.00

January 2015         37,807,000.24                 0.00        40,023,878.03                   0.00

February 2015        37,151,662.00                 0.00        39,332,553.60                   0.00

March 2015           36,507,475.13                 0.00        38,652,951.35                   0.00

April 2015           35,874,252.13                 0.00        37,984,874.82                   0.00

May 2015             35,251,808.62                 0.00        37,328,130.78                   0.00

June 2015            34,639,963.30                 0.00        36,682,529.25                   0.00

July 2015            34,038,537.90                 0.00        36,047,883.38                   0.00

August 2015          33,447,357.10                 0.00        35,424,009.46                   0.00

September 2015       32,866,248.54                 0.00        34,810,726.80                   0.00

October 2015         32,265,902.83                 0.00        34,207,857.77                   0.00

November 2015        31,667,476.49                 0.00        33,579,025.78                   0.00

December 2015        31,079,660.85                 0.00        32,961,251.94                   0.00

January 2016         30,502,272.74                 0.00        32,354,346.70                   0.00

February 2016        29,935,132.09                 0.00        31,758,123.71                   0.00

March 2016           29,378,061.87                 0.00        31,172,399.75                   0.00

April 2016           28,830,888.10                 0.00        30,596,994.73                   0.00

May 2016             28,293,439.71                 0.00        30,031,731.56                   0.00

June 2016            27,765,548.56                 0.00        29,476,436.17                   0.00

July 2016            27,247,049.36                 0.00        28,930,937.41                   0.00

August 2016          26,737,779.64                 0.00        28,395,067.04                   0.00

September 2016       26,237,579.68                 0.00        27,868,659.64                   0.00

October 2016         25,746,292.47                 0.00        27,351,552.61                   0.00

November 2016        25,263,763.69                 0.00        26,843,586.09                   0.00

December 2016        24,789,841.63                 0.00        26,344,602.91                   0.00




                    Aggregate Group I       Class 1-A-5

Month of             Planned Balance      Planned Balance    Aggregate Group II      Class 2-A-10

Distribution Date          ($)                  ($)          Planned Balance ($)  Planned Balance ($)

-----------------   -----------------     ---------------    -------------------  -------------------


January 2017         24,324,377.17                 0.00        25,854,448.56                   0.00

February 2017        23,867,223.70                 0.00        25,372,971.17                   0.00

March 2017           23,418,237.16                 0.00        24,900,021.39                   0.00

April 2017           22,977,275.88                 0.00        24,435,452.45                   0.00

May 2017             22,544,200.64                 0.00        23,979,120.03                   0.00

June 2017            22,118,874.59                 0.00        23,530,882.26                   0.00

July 2017            21,701,163.20                 0.00        23,090,599.66                   0.00

August 2017          21,290,934.23                 0.00        22,658,135.14                   0.00

September 2017       20,888,057.70                 0.00        22,233,353.91                   0.00

October 2017         20,492,405.85                 0.00        21,816,123.47                   0.00

November 2017        20,103,853.08                 0.00        21,406,313.55                   0.00

December 2017        19,722,275.96                 0.00        21,003,796.11                   0.00

January 2018         19,347,553.13                 0.00        20,608,445.27                   0.00

February 2018        18,979,565.32                 0.00        20,220,137.27                   0.00

March 2018           18,618,195.31                 0.00        19,838,750.47                   0.00

April 2018           18,263,327.85                 0.00        19,464,165.28                   0.00

May 2018             17,914,849.68                 0.00        19,096,264.14                   0.00

June 2018            17,572,649.46                 0.00        18,734,931.49                   0.00

July 2018            17,236,617.75                 0.00        18,380,053.73                   0.00

August 2018          16,906,647.00                 0.00        18,031,519.17                   0.00

September 2018       16,582,631.47                 0.00        17,689,218.03                   0.00

October 2018         16,264,467.24                 0.00        17,353,042.40                   0.00

November 2018        15,952,052.18                 0.00        17,022,886.20                   0.00

December 2018        15,645,285.88                 0.00        16,698,645.13                   0.00

January 2019         15,344,069.66                 0.00        16,380,216.70                   0.00

February 2019        15,048,306.53                 0.00        16,067,500.12                   0.00

March 2019           14,757,901.16                 0.00        15,760,396.34                   0.00

April 2019           14,472,759.85                 0.00        15,458,808.00                   0.00

May 2019             14,192,790.49                 0.00        15,162,639.36                   0.00

June 2019            13,917,902.57                 0.00        14,871,796.33                   0.00

July 2019            13,648,007.11                 0.00        14,586,186.44                   0.00

August 2019          13,383,016.66                 0.00        14,305,718.76                   0.00

September 2019       13,122,845.29                 0.00        14,030,303.92                   0.00

October 2019         12,867,408.51                 0.00        13,759,854.08                   0.00

November 2019        12,616,623.29                 0.00        13,494,282.87                   0.00

December 2019        12,370,408.03                 0.00        13,233,505.42                   0.00

January 2020         12,128,682.52                 0.00        12,977,438.30                   0.00

February 2020        11,891,367.94                 0.00        12,725,999.48                   0.00

March 2020           11,658,386.81                 0.00        12,479,108.35                   0.00

April 2020           11,429,662.98                 0.00        12,236,685.66                   0.00

May 2020             11,205,121.62                 0.00        11,998,653.52                   0.00

June 2020            10,984,689.16                 0.00        11,764,935.36                   0.00

July 2020            10,768,293.32                 0.00        11,535,455.93                   0.00

August 2020          10,555,863.05                 0.00        11,310,141.25                   0.00

September 2020       10,347,328.51                 0.00        11,088,918.61                   0.00

October 2020         10,142,621.09                 0.00        10,871,716.53                   0.00

November 2020         9,941,673.34                 0.00        10,658,464.77                   0.00

December 2020         9,744,418.96                 0.00        10,449,094.26                   0.00

January 2021          9,550,792.81                 0.00        10,243,537.14                   0.00

February 2021         9,360,730.87                 0.00        10,041,726.70                   0.00

March 2021            9,174,170.20                 0.00         9,843,597.36                   0.00

April 2021            8,991,048.98                 0.00         9,649,084.66                   0.00

May 2021              8,811,306.42                 0.00         9,458,125.26                   0.00

June 2021             8,634,882.79                 0.00         9,270,656.90                   0.00

July 2021             8,461,719.40                 0.00         9,086,618.35                   0.00

August 2021           8,291,758.55                 0.00         8,905,949.49                   0.00

September 2021        8,124,943.56                 0.00         8,728,591.16                   0.00

October 2021          7,961,218.71                 0.00         8,554,485.27                   0.00

November 2021         7,800,529.24                 0.00         8,383,574.70                   0.00

December 2021         7,642,821.35                 0.00         8,215,803.29                   0.00

January 2022          7,488,042.15                 0.00         8,051,115.89                   0.00

February 2022         7,336,139.68                 0.00         7,889,458.25                   0.00

March 2022            7,187,062.87                 0.00         7,730,777.07                   0.00

April 2022            7,040,761.53                 0.00         7,575,019.95                   0.00

May 2022              6,897,186.35                 0.00         7,422,135.42                   0.00

June 2022             6,756,288.84                 0.00         7,272,072.86                   0.00

July 2022             6,618,021.39                 0.00         7,124,782.54                   0.00

August 2022           6,482,337.18                 0.00         6,980,215.56                   0.00




                    Aggregate Group I       Class 1-A-5

Month of             Planned Balance      Planned Balance    Aggregate Group II      Class 2-A-10

Distribution Date          ($)                  ($)          Planned Balance ($)  Planned Balance ($)

-----------------   -----------------     ---------------    -------------------  -------------------


September 2022        6,349,190.23                 0.00         6,838,323.89                   0.00

October 2022          6,218,535.33                 0.00         6,699,060.30                   0.00

November 2022         6,090,328.06                 0.00         6,562,378.38                   0.00

December 2022         5,964,524.78                 0.00         6,428,232.52                   0.00

January 2023          5,841,082.60                 0.00         6,296,577.89                   0.00

February 2023         5,719,959.37                 0.00         6,167,370.44                   0.00

March 2023            5,601,113.66                 0.00         6,040,566.87                   0.00

April 2023            5,484,504.79                 0.00         5,916,124.61                   0.00

May 2023              5,370,092.75                 0.00         5,794,001.85                   0.00

June 2023             5,257,838.25                 0.00         5,674,157.50                   0.00

July 2023             5,147,702.67                 0.00         5,556,551.14                   0.00

August 2023           5,039,648.07                 0.00         5,441,143.08                   0.00

September 2023        4,933,637.15                 0.00         5,327,894.32                   0.00

October 2023          4,829,633.27                 0.00         5,216,766.50                   0.00

November 2023         4,727,600.44                 0.00         5,107,721.94                   0.00

December 2023         4,627,503.27                 0.00         5,000,723.62                   0.00

January 2024          4,529,307.01                 0.00         4,895,735.14                   0.00

February 2024         4,432,977.49                 0.00         4,792,720.73                   0.00

March 2024            4,338,481.16                 0.00         4,691,645.25                   0.00

April 2024            4,245,785.03                 0.00         4,592,474.17                   0.00

May 2024              4,154,856.71                 0.00         4,495,173.52                   0.00

June 2024             4,065,664.35                 0.00         4,399,709.96                   0.00

July 2024             3,978,176.66                 0.00         4,306,050.71                   0.00

August 2024           3,892,362.92                 0.00         4,214,163.55                   0.00

September 2024        3,808,192.91                 0.00         4,124,016.83                   0.00

October 2024          3,725,636.97                 0.00         4,035,579.43                   0.00

November 2024         3,644,665.93                 0.00         3,948,820.79                   0.00

December 2024         3,565,251.14                 0.00         3,863,710.86                   0.00

January 2025          3,487,364.46                 0.00         3,780,220.13                   0.00

February 2025         3,410,978.23                 0.00         3,698,319.58                   0.00

March 2025            3,336,065.28                 0.00         3,617,980.71                   0.00

April 2025            3,262,598.90                 0.00         3,539,175.49                   0.00

May 2025              3,190,552.87                 0.00         3,461,876.42                   0.00

June 2025             3,119,901.42                 0.00         3,386,056.43                   0.00

July 2025             3,050,619.22                 0.00         3,311,688.95                   0.00

August 2025           2,982,681.40                 0.00         3,238,747.86                   0.00

September 2025        2,916,063.52                 0.00         3,167,207.49                   0.00

October 2025          2,850,741.56                 0.00         3,097,042.63                   0.00

November 2025         2,786,691.93                 0.00         3,028,228.49                   0.00

December 2025         2,723,891.46                 0.00         2,960,740.73                   0.00

January 2026          2,662,317.37                 0.00         2,894,555.41                   0.00

February 2026         2,601,947.28                 0.00         2,829,649.03                   0.00

March 2026            2,542,759.23                 0.00         2,765,998.48                   0.00

April 2026            2,484,731.62                 0.00         2,703,581.08                   0.00

May 2026              2,427,843.23                 0.00         2,642,374.51                   0.00

June 2026             2,372,073.22                 0.00         2,582,356.85                   0.00

July 2026             2,317,401.13                 0.00         2,523,506.59                   0.00

August 2026           2,263,806.83                 0.00         2,465,802.55                   0.00

September 2026        2,211,270.58                 0.00         2,409,223.96                   0.00

October 2026          2,159,772.95                 0.00         2,353,750.39                   0.00

November 2026         2,109,294.87                 0.00         2,299,361.76                   0.00

December 2026         2,059,817.63                 0.00         2,246,038.36                   0.00

January 2027          2,011,322.80                 0.00         2,193,760.82                   0.00

February 2027         1,963,792.32                 0.00         2,142,510.10                   0.00

March 2027            1,917,208.43                 0.00         2,092,267.50                   0.00

April 2027            1,871,553.67                 0.00         2,043,014.64                   0.00

May 2027              1,826,810.92                 0.00         1,994,733.48                   0.00

June 2027             1,782,963.34                 0.00         1,947,406.26                   0.00

July 2027             1,739,994.39                 0.00         1,901,015.58                   0.00

August 2027           1,697,887.83                 0.00         1,855,544.30                   0.00

September 2027        1,656,627.69                 0.00         1,810,975.61                   0.00

October 2027          1,616,198.32                 0.00         1,767,292.98                   0.00

November 2027         1,576,584.31                 0.00         1,724,480.17                   0.00

December 2027         1,537,770.54                 0.00         1,682,521.23                   0.00

January 2028          1,499,742.15                 0.00         1,641,400.50                   0.00

February 2028         1,462,484.55                 0.00         1,601,102.57                   0.00

March 2028            1,425,983.41                 0.00         1,561,612.32                   0.00

April 2028            1,390,224.65                 0.00         1,522,914.90                   0.00




                    Aggregate Group I       Class 1-A-5

Month of             Planned Balance      Planned Balance    Aggregate Group II      Class 2-A-10

Distribution Date          ($)                  ($)          Planned Balance ($)  Planned Balance ($)

-----------------   -----------------     ---------------    -------------------  -------------------


May 2028              1,355,194.44                 0.00         1,484,995.70                   0.00

June 2028             1,320,879.21                 0.00         1,447,840.38                   0.00

July 2028             1,287,265.60                 0.00         1,411,434.86                   0.00

August 2028           1,254,340.52                 0.00         1,375,765.30                   0.00

September 2028        1,222,091.09                 0.00         1,340,818.10                   0.00

October 2028          1,190,504.68                 0.00         1,306,579.90                   0.00

November 2028         1,159,568.87                 0.00         1,273,037.59                   0.00

December 2028         1,129,271.46                 0.00         1,240,178.27                   0.00

January 2029          1,099,600.48                 0.00         1,207,989.28                   0.00

February 2029         1,070,544.17                 0.00         1,176,458.19                   0.00

March 2029            1,042,090.97                 0.00         1,145,572.78                   0.00

April 2029            1,014,229.53                 0.00         1,115,321.05                   0.00

May 2029                986,948.72                 0.00         1,085,691.20                   0.00

June 2029               960,237.58                 0.00         1,056,671.66                   0.00

July 2029               934,085.37                 0.00         1,028,251.05                   0.00

August 2029             908,481.54                 0.00         1,000,418.20                   0.00

September 2029          883,415.71                 0.00           973,162.12                   0.00

October 2029            858,877.71                 0.00           946,472.05                   0.00

November 2029           834,857.53                 0.00           920,337.39                   0.00

December 2029           811,345.36                 0.00           894,747.74                   0.00

January 2030            788,331.55                 0.00           869,692.87                   0.00

February 2030           765,806.64                 0.00           845,162.77                   0.00

March 2030              743,761.32                 0.00           821,147.56                   0.00

April 2030              722,186.46                 0.00           797,637.57                   0.00

May 2030                701,073.10                 0.00           774,623.28                   0.00

June 2030               680,412.43                 0.00           752,095.37                   0.00

July 2030               660,195.79                 0.00           730,044.65                   0.00

August 2030             640,414.71                 0.00           708,462.12                   0.00

September 2030          621,060.83                 0.00           687,338.93                   0.00

October 2030            602,125.98                 0.00           666,666.38                   0.00

November 2030           583,602.11                 0.00           646,435.94                   0.00

December 2030           565,481.32                 0.00           626,639.23                   0.00

January 2031            547,755.87                 0.00           607,268.01                   0.00

February 2031           530,418.14                 0.00           588,314.20                   0.00

March 2031              513,460.66                 0.00           569,769.86                   0.00

April 2031              496,876.08                 0.00           551,627.19                   0.00

May 2031                480,657.21                 0.00           533,878.52                   0.00

June 2031               464,796.97                 0.00           516,516.35                   0.00

July 2031               449,288.41                 0.00           499,533.27                   0.00

August 2031             434,124.72                 0.00           482,922.05                   0.00

September 2031          419,299.18                 0.00           466,675.54                   0.00

October 2031            404,805.24                 0.00           450,786.77                   0.00

November 2031           390,636.43                 0.00           435,248.86                   0.00

December 2031           376,786.42                 0.00           420,055.05                   0.00

January 2032            363,248.99                 0.00           405,198.74                   0.00

February 2032           350,018.02                 0.00           390,673.41                   0.00

March 2032              337,087.53                 0.00           376,472.68                   0.00

April 2032              324,451.62                 0.00           362,590.27                   0.00

May 2032                312,104.51                 0.00           349,020.02                   0.00

June 2032               300,040.53                 0.00           335,755.90                   0.00

July 2032               288,254.10                 0.00           322,791.95                   0.00

August 2032             276,739.77                 0.00           310,122.35                   0.00

September 2032          265,492.16                 0.00           297,741.37                   0.00

October 2032            254,506.00                 0.00           285,643.39                   0.00

November 2032           243,776.13                 0.00           273,822.90                   0.00

December 2032           233,297.45                 0.00           262,274.46                   0.00

January 2033            223,064.99                 0.00           250,992.77                   0.00

February 2033           213,073.85                 0.00           239,972.60                   0.00

March 2033              203,319.23                 0.00           229,208.81                   0.00

April 2033              193,796.43                 0.00           218,696.38                   0.00

May 2033                184,500.80                 0.00           208,430.35                   0.00

June 2033               175,427.80                 0.00           198,405.88                   0.00

July 2033               166,572.99                 0.00           188,618.20                   0.00

August 2033             157,931.98                 0.00           179,062.62                   0.00

September 2033          149,500.48                 0.00           169,734.57                   0.00

October 2033            141,274.27                 0.00           160,629.52                   0.00

November 2033           133,249.22                 0.00           151,743.05                   0.00

December 2033           125,421.26                 0.00           143,070.82                   0.00




                    Aggregate Group I       Class 1-A-5

Month of             Planned Balance      Planned Balance    Aggregate Group II      Class 2-A-10

Distribution Date          ($)                  ($)          Planned Balance ($)  Planned Balance ($)

-----------------   -----------------     ---------------    -------------------  -------------------


January 2034            117,786.41                 0.00           134,608.56                   0.00

February 2034           110,340.76                 0.00           126,352.08                   0.00

March 2034              103,080.48                 0.00           118,297.28                   0.00

April 2034               96,001.78                 0.00           110,440.10                   0.00

May 2034                 89,100.98                 0.00           102,776.61                   0.00

June 2034                82,374.45                 0.00            95,302.90                   0.00

July 2034                75,818.63                 0.00            88,015.16                   0.00

August 2034              69,430.03                 0.00            80,909.65                   0.00

September 2034           63,205.20                 0.00            73,982.68                   0.00

October 2034             57,140.80                 0.00            67,230.65                   0.00

November 2034            51,233.52                 0.00            60,650.01                   0.00

December 2034            45,480.12                 0.00            54,237.29                   0.00

January 2035             39,877.42                 0.00            47,989.08                   0.00

February 2035            34,422.31                 0.00            41,902.02                   0.00

March 2035               29,111.71                 0.00            35,972.83                   0.00

April 2035               23,942.63                 0.00            30,198.27                   0.00

May 2035                 18,912.12                 0.00            24,575.20                   0.00

June 2035                14,017.30                 0.00            19,100.49                   0.00

July 2035                 9,255.32                 0.00            13,771.09                   0.00

August 2035               4,623.40                 0.00             8,584.02                   0.00

September 2035            1,048.05                 0.00             3,536.34                   0.00

October 2035                  0.00                 0.00                 0.00                   0.00




                         Yield            Yield

                      Maintenance      Maintenance

                       Notional         Notional           Yield

                        Balance          Balance        Maintenance

                    of Class 1-A-5   of Class 2-A-1   Notional Balance

Month of             Certificates     Certificates    of Class 2-A-10

Distribution Date         ($)              ($)        Certificates ($)

-----------------   --------------   --------------   ----------------


February 2006       109,679,121.16   49,415,438.30    122,225,726.11

March 2006          107,151,245.39   48,750,410.17    119,365,926.76

April 2006          104,366,611.35   48,006,462.56    116,278,602.05

May 2006            101,328,449.13   47,185,346.22    112,967,133.30

June 2006           98,040,476.50    46,289,011.97    109,435,278.11

July 2006           94,506,893.55    45,319,606.15    105,687,164.40

August 2006         90,732,375.85    44,279,465.21    101,727,283.31

September 2006      86,722,065.99    43,171,109.35     97,560,481.15

October 2006        82,481,563.67    41,997,235.47     93,191,950.24

November 2006       78,179,691.78    40,770,624.31     88,654,865.63

December 2006       73,849,899.80    39,569,539.55     84,165,858.47

January 2007        69,567,328.73    38,393,556.92     79,724,409.33

February 2007       66,880,832.29    37,242,259.15     76,881,977.78

March 2007          64,324,570.30    36,115,235.87     74,172,562.98

April 2007          61,897,226.46    35,012,083.50     71,594,844.13

May 2007            59,597,436.41    33,932,405.13     69,147,450.86

June 2007           57,423,788.46    32,875,810.42     66,828,963.80

July 2007           55,374,824.23    31,841,915.47     64,637,915.39

August 2007         53,449,039.40    30,830,342.74     62,572,790.46

September 2007      51,644,884.52    29,840,720.92     60,632,027.19

October 2007        49,960,765.92    28,872,684.85     58,814,017.89

November 2007       48,395,046.54    27,925,875.42     57,117,109.92

December 2007       46,946,047.02    26,999,939.43     55,539,606.69

January 2008        45,612,046.59    26,094,529.55     54,079,768.69

February 2008       44,391,284.27    25,209,304.17     52,735,814.53

March 2008          43,281,959.92    24,343,927.34     51,505,922.09

April 2008          42,282,235.44    23,498,068.68     50,388,229.78

May 2008            41,338,686.43    22,671,403.26     49,370,920.20

June 2008           40,440,334.28    21,863,611.53     48,375,102.68

July 2008           39,563,213.91    21,074,379.22     47,400,464.63

August 2008         38,707,022.50    20,303,397.27     46,446,697.25

September 2008      37,871,460.89    19,550,361.72     45,513,495.47

October 2008        37,056,233.61    18,814,973.64     44,600,557.94

November 2008       36,261,048.80    18,096,939.07     43,707,586.97

December 2008       35,485,618.20    17,395,968.89     42,834,288.44

January 2009        34,729,657.12    16,711,778.76     41,980,371.84

February 2009       33,992,884.32    16,044,089.06     41,145,550.19

March 2009          33,275,022.07    15,392,624.79     40,329,539.98

April 2009          32,575,796.05    14,757,115.51     39,532,061.17

May 2009            31,894,935.32    14,137,295.25     38,752,837.10

June 2009           31,232,172.28    13,532,902.43     37,991,594.53

July 2009           30,587,242.66    12,943,679.81     37,248,063.51

August 2009         29,959,885.43    12,369,374.41     36,521,977.39

September 2009      29,349,842.83    11,809,737.44     35,813,072.78

October 2009        28,756,860.25    11,264,524.22     35,121,089.52

November 2009       28,180,686.27    10,733,494.12     34,445,770.61




                         Yield            Yield

                      Maintenance      Maintenance

                       Notional         Notional           Yield

                        Balance          Balance        Maintenance

                    of Class 1-A-5   of Class 2-A-1   Notional Balance

Month of             Certificates     Certificates    of Class 2-A-10

Distribution Date         ($)              ($)        Certificates ($)

-----------------   --------------   --------------   ----------------


December 2009       27,621,072.59    10,216,410.51     33,786,862.22

January 2010        27,077,773.97     9,713,040.65     33,144,113.58

February 2010       26,550,548.26     9,223,155.67     32,517,277.04

March 2010          26,039,156.29     8,746,530.49     31,906,107.97

April 2010          25,543,361.87     8,282,943.75     31,310,364.72

May 2010            25,062,931.78     7,832,177.77     30,729,808.63

June 2010           24,597,635.69     7,394,018.45     30,164,203.97

July 2010           24,147,246.16     6,968,255.26     29,613,317.89

August 2010         23,711,538.58     6,554,681.14     29,076,920.42

September 2010      23,290,291.17     6,153,092.47     28,554,784.40

October 2010        22,883,284.91     5,763,288.98     28,046,685.49

November 2010       22,490,303.55     5,385,073.76     27,552,402.12

December 2010       22,111,133.53     5,018,253.11     27,071,715.41

January 2011        21,745,563.98     4,662,636.58     26,604,409.23

February 2011       21,476,092.60     4,397,744.71     26,234,014.91

March 2011          21,219,322.26     4,143,262.10     25,876,089.85

April 2011          20,975,051.61     3,899,009.48     25,530,427.45

May 2011            20,743,081.85     3,664,810.60     25,196,823.67

June 2011           20,523,216.69     3,440,492.13     24,875,077.00

July 2011           20,315,262.37     3,225,883.63     24,564,988.47

August 2011         20,119,027.55     3,020,817.52     24,266,361.57

September 2011      19,934,323.38     2,825,129.01     23,979,002.26

October 2011        19,760,963.37     2,638,656.05     23,702,718.88

November 2011       19,598,763.42     2,461,239.32     23,437,322.21

December 2011       19,447,541.81     2,292,722.13     23,182,625.37

January 2012        19,307,119.12     2,132,950.43     22,938,443.85

February 2012       19,203,058.98     2,006,758.52     22,730,672.19

March 2012          19,109,101.55     1,888,709.67     22,532,707.29

April 2012          19,025,076.65     1,778,660.01     22,344,373.85

May 2012            18,950,816.28     1,676,468.13     22,165,498.81

June 2012           18,886,154.64     1,581,994.97     21,995,911.31

July 2012           18,830,928.06     1,495,103.86     21,835,442.62

August 2012         18,784,975.01     1,415,660.39     21,683,926.19

September 2012      18,748,136.08     1,343,532.47     21,541,197.54

October 2012        18,720,253.91     1,278,590.19     21,407,094.31

November 2012       18,701,173.20     1,220,705.87     21,281,456.21

December 2012       18,690,740.70     1,169,753.97     21,164,124.95

January 2013        18,688,805.14     1,125,611.09     21,054,944.29

February 2013       18,688,805.14     1,116,271.86     20,946,313.88

March 2013          18,688,805.14     1,106,890.94     20,837,140.32

April 2013          18,688,805.14     1,097,468.11     20,727,420.89

May 2013            18,688,805.14     1,088,003.17     20,617,152.86

June 2013           18,688,032.54     1,078,495.90     20,506,333.49

July 2013           18,655,893.04     1,068,946.10     20,394,960.03

August 2013         18,613,819.30     1,059,353.55     20,283,029.69

September 2013      18,562,109.64     1,049,718.03     20,170,539.71

October 2013        18,501,055.95     1,040,039.34     20,012,152.69

November 2013       18,430,943.72     1,030,317.25     19,841,723.49




                         Yield            Yield

                      Maintenance      Maintenance

                       Notional         Notional           Yield

                        Balance          Balance        Maintenance

                    of Class 1-A-5   of Class 2-A-1   Notional Balance

Month of             Certificates     Certificates    of Class 2-A-10

Distribution Date         ($)              ($)        Certificates ($)

-----------------   --------------   --------------   ----------------


December 2013       18,352,052.26     1,020,551.55     19,661,478.78

January 2014        18,264,654.72     1,010,742.03     19,471,698.31

February 2014       18,120,831.56     1,000,888.46     19,223,774.33

March 2014          17,971,220.32       990,990.62     18,969,067.19

April 2014          17,816,024.92       981,048.29     18,707,786.60

May 2014            17,655,444.59       971,061.25     18,440,137.41

June 2014           17,489,673.88       961,029.27     18,166,319.64

July 2014           17,318,902.90       950,952.13     17,886,528.67

August 2014         17,143,317.24       940,829.61     17,600,955.25

September 2014      16,963,098.20       930,661.47     17,309,785.65

October 2014        16,778,422.80       920,447.50     17,013,201.70

November 2014       16,589,463.87       910,187.45     16,711,380.94

December 2014       16,396,390.17       899,881.11     16,404,496.64

January 2015        16,199,366.44       889,528.23     16,092,717.91

February 2015       15,963,985.28       879,128.59     15,741,091.60

March 2015          15,727,226.93       868,681.95     15,387,177.15

April 2015          15,489,174.22       858,188.08     15,031,060.85

May 2015            15,249,907.95       847,646.73     14,672,826.82

June 2015           15,009,506.92       837,057.68     14,312,557.07

July 2015           14,768,048.00       826,420.69     13,950,331.53

August 2015         14,525,606.15       815,735.51     13,586,228.10

September 2015      14,282,254.46       805,001.90     13,220,322.67

October 2015        14,038,064.20       794,219.63     12,852,689.22

November 2015       13,758,999.00       783,388.45     12,483,399.74

December 2015       13,469,406.60       772,508.11     12,071,699.95

January 2016        13,179,463.64       761,578.36     11,658,703.39

February 2016       12,889,239.73       750,598.97     11,244,482.31

March 2016          12,598,802.64       739,569.68     10,829,106.99

April 2016          12,308,218.32       728,490.25     10,412,645.75

May 2016            12,017,550.86       717,360.42      9,995,164.98

June 2016           11,726,862.64       706,179.94      9,576,729.24

July 2016           11,436,214.28       694,948.55      9,157,401.23

August 2016         11,145,664.72       683,666.01      8,737,241.89

September 2016      10,855,271.23       672,332.06      8,316,310.37

October 2016        10,565,089.49       660,946.44      7,894,664.13

November 2016       10,275,173.57       649,508.89      7,472,358.91

December 2016        9,985,575.99       638,019.15      7,049,448.83

January 2017         9,696,347.74       626,476.96      6,625,986.38

February 2017        9,407,538.34       614,882.06      6,202,022.50

March 2017           9,119,195.87       603,234.19      5,777,606.51

April 2017           8,831,366.92       591,533.08      5,352,786.30

May 2017             8,544,096.76       579,778.46      4,927,608.19

June 2017            8,257,429.25       567,970.07      4,502,117.10

July 2017            7,971,406.92       556,107.64      4,076,356.51

August 2017          7,686,071.00       544,190.89      3,650,368.51

September 2017       7,401,461.45       532,219.57      3,224,193.79

October 2017         7,117,616.96       520,193.38      2,797,871.76

November 2017        6,834,575.01       508,112.06      2,371,440.46




                         Yield            Yield

                      Maintenance      Maintenance

                       Notional         Notional           Yield

                        Balance          Balance        Maintenance

                    of Class 1-A-5   of Class 2-A-1   Notional Balance

Month of             Certificates     Certificates    of Class 2-A-10

Distribution Date         ($)              ($)        Certificates ($)

-----------------   --------------   --------------   ----------------


December 2017        6,552,371.88       495,975.34      1,944,936.71

January 2018         6,271,042.67       483,782.94      1,518,396.02

February 2018        5,990,621.35       471,534.57      1,091,852.70

March 2018           5,711,140.76       441,080.07        665,339.86

April 2018           5,432,632.65       368,016.09        238,889.42

May 2018             5,155,127.69       295,945.35              0.00

June 2018            4,878,655.50       224,849.15              0.00

July 2018            4,603,244.69       154,709.14              0.00

August 2018          4,328,922.88        85,507.24              0.00

September 2018       4,055,716.67        17,225.70              0.00

October 2018         3,783,651.73             0.00              0.00

November 2018        3,512,752.80             0.00              0.00

December 2018        3,243,043.69             0.00              0.00

January 2019         2,974,547.32             0.00              0.00

February 2019        2,707,285.74             0.00              0.00

March 2019           2,441,280.14             0.00              0.00

April 2019           2,176,550.88             0.00              0.00

May 2019             1,913,117.51             0.00              0.00

June 2019            1,650,998.79             0.00              0.00

July 2019            1,390,212.67             0.00              0.00

August 2019          1,130,776.38             0.00              0.00

September 2019         872,706.39             0.00              0.00

October 2019           616,018.42             0.00              0.00

November 2019          360,727.53             0.00              0.00

December 2019          106,848.07             0.00              0.00

January 2020                 0.00             0.00              0.00






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